                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Sempra Energy
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

       Notice of 1999 Annual Meeting of Shareholders and Proxy Statement
       -----------------------------------------------------------------

                                    SEMPRA
                                    ENERGY
[LOGO OF SEMPRA ENERGY]              1999
                                    ANNUAL
                                    MEETING


                                                             May 4, 1999
        ----------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 4, 1999

                               ----------------

To our shareholders:

  The Annual Meeting of Shareholders of Sempra Energy will be held on Tuesday, May 4, 1999 at 10:00 a.m. at the Mission Tower Building, Del Mar Fairgrounds, 2260 Jimmy Durante Boulevard, Del Mar, California. The following items of business will be discussed and voted upon at the meeting:

  1. The election of five directors for a term of three years.

  2. Approval of the 1998 Non-Employee Directors' Stock Plan.

  3. Approval of the Executive Incentive Plan.

  4. Approval of the 1998 Long Term Incentive Plan.

  5. Such other matters that may properly come before the meeting.

  The Board of Directors has fixed March 8, 1999 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any adjournment.

  Only shareholders are entitled to attend the Annual Meeting. An admission ticket is attached to the enclosed proxy card together with directions to the meeting site. If you plan to attend the meeting, please bring this ticket with you. It will admit you and a guest or family member.

  If you do not bring your admission ticket, you must establish share ownership at the admission desk to be admitted. If your shares are registered in your own name, our admission attendants will be able to verify your share ownership from the Company's share register upon presentation of proper identification. If your shares are not registered in your name (which is likely to be the case if they are held by a bank, brokerage firm, employee benefit plan or other account custodian), your name will not appear in our share register and you must present proof of beneficial share ownership (such as a brokerage account or employee benefit plan statement showing shares held in your account) and proper identification to our admission attendants.

  To help us plan for the Annual Meeting, please check the attendance box on the enclosed proxy card if you plan to attend the meeting in person. Seating is limited and will be on a first-come, first-served basis. Doors will open at 9:00 a.m.

                                          Thomas C. Sanger
                                          Corporate Secretary



 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, DATE AND
    PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID
                                   ENVELOPE.

                               TABLE OF CONTENTS

Proxy Statement.............................................................   1

About Sempra Energy.........................................................   1

Voting Information..........................................................   2

  Shares Outstanding........................................................   2

  Proxy Card................................................................   2

  Voting of Shares..........................................................   2

  Confidential Voting.......................................................   3

  Required Votes............................................................   3

  How You Can Vote..........................................................   3

  Revocation of Proxies.....................................................   3

  Other Information.........................................................   4

Proposal 1: Election of Directors...........................................   5

Governance of the Company...................................................   9

Share Ownership of Directors and Executive Officers.........................  12

Proposal 2: Approval of 1998 Non-Employee Directors' Stock Plan.............  13

Proposal 3: Approval of Executive Incentive Plan............................  15

Proposal 4: Approval of 1998 Long Term Incentive Plan.......................  17

Compensation Committee Report on Executive Compensation.....................  22

Executive Compensation......................................................  26

Comparative Stock Performance...............................................  34

General Information.........................................................  35

Appendix--1998 Long Term Incentive Plan..................................... A-1

                                 SEMPRA ENERGY

                               ----------------

                                PROXY STATEMENT

                               ----------------

  Sempra Energy's Board of Directors is soliciting proxies to be used at the 1999 Annual Meeting of Sempra Energy Shareholders to be held on May 4, 1999. Proxies are being solicited to give all shareholders an opportunity to vote on matters to be considered at the Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed to shareholders beginning March 19, 1999.

                              ABOUT SEMPRA ENERGY

  Sempra Energy, based in San Diego, is a Fortune 500 energy services company. It was formed in connection with a business combination of Pacific Enterprises and Enova Corporation in which the shareholders of the two companies became shareholders of Sempra Energy. The combination was completed and Sempra Energy shares began trading in June 1998.

  Through two regulated utility subsidiaries, Southern California Gas Company and San Diego Gas & Electric Company, Sempra Energy serves over 21 million consumers, the largest customer base of any gas, electric or combination gas and electric utility in the United States. Natural gas service is provided throughout Southern California and portions of Central California through over
5.5 million active meters. Electric service is provided throughout San Diego County and portions of Orange County, both in Southern California, through over 1.2 million active meters.

  Through its other subsidiaries, Sempra Energy also provides other energy-related products and services. These subsidiaries include Sempra Energy Solutions, Sempra Energy Trading, Sempra Energy International, Sempra Energy Resources and Sempra Energy Utility Ventures.

  In February 1999, the Boards of Directors of Sempra Energy and KN Energy unanimously agreed to a business combination of the two companies. Sempra Energy will acquire all of the outstanding shares of KN Energy in exchange for a combination of cash and shares of Sempra Energy Common Stock. KN Energy is the nation's sixth-largest integrated natural gas company, with 3,300 employees and $9 billion in total assets, and the second-largest pipeline operator with more than 25,000 miles of pipe. The completion of the combination is subject to regulatory approvals and to shareholder approval of both companies. Shareholders of Sempra Energy will be asked to approve the combination at a Special Meeting of Shareholders expected to be held around mid-year.

  Sempra Energy has more than 200,000 shareholders, with about 60% of the shares held by individuals. Its shares are traded on the New York and Pacific Stock Exchanges under the symbol "SRE".

  Sempra Energy is headquartered at:

    101 Ash Street
    San Diego, California 92101-3017

    Telephone (Toll-Free):..... (877) 736-7721
    In San Diego:.............. (619) 696-2034

                              VOTING INFORMATION

SHARES OUTSTANDING

  A majority of the outstanding shares of Sempra Energy Common Stock must be present, either in person or represented by proxy, to conduct the Annual Meeting. On March 8, 1999, there were 240,112,304 shares of Sempra Energy Common Stock outstanding. We do not know of any shareholder who at that date beneficially owned more than 5% of Sempra Energy's shares.

PROXY CARD

  If you sign and return the enclosed proxy card but do not specify how you want your shares to be voted, your shares will be voted in favor of the election of all director nominees listed on the card and in accordance with the directors' recommendations on the other subjects listed on the card. The proxy holders will vote at their discretion on any matter that may properly come before the meeting that is not listed on the proxy card.

VOTING OF SHARES

  All registered holders of Sempra Energy Common Stock at close of business of March 8, 1999 are entitled to vote at the Annual Meeting.

  Each share is entitled to one vote on each matter properly brought before the Annual Meeting. All shares represented by properly signed proxy cards that are timely received, and not revoked or superseded, will be voted in accordance with the instructions indicated on the cards.

  If you own shares that are registered in your own name, you may vote them by signing and returning the enclosed proxy card or by attending the Annual Meeting and voting in person.

  If you own shares that are not registered in your name, you may vote them by instructing the registered owner to do so on your behalf. The enclosed proxy card will instruct the registered owner as to how to vote your shares.

  Shares that you own that are held through a bank or brokerage firm are usually registered in the name of an account custodian. If you do not instruct the custodian as to how you want such shares to be voted by returning the enclosed proxy card or providing other proper voting instructions, the registered owner may be authorized to vote the shares in its own discretion on some or all of the other matters to be considered at the meeting.

  If you participate in the Sempra Energy Direct Stock Purchase Plan, your proxy card represents shares that you hold in the plan as well as any other shares that are registered in the same name.

  If you participate in the Sempra Energy Savings Plan, Sempra Energy Trading Retirement Savings Plan, Pacific Enterprises Retirement Savings Plan, Southern California Gas Company Retirement Savings Plan or the CES/Way Savings Plan, the proxy card represents the number of full and fractional shares held in your plan account, as well as any other shares that are registered in the same name. The proxy card will instruct the plan trustees as to how to vote your plan shares. If voting instructions are not timely received for your plan shares, they will be voted in the same proportion as shares for which voting instructions are received from other participants for your respective plans.

  If you are a participant in the San Diego Gas & Electric Savings Plan, the proxy card represents the number of full shares held in your plan account, as well as any other shares registered in the same name. The proxy card will serve as a voting instruction for the trustee of the plan where all accounts are registered in the same name. If voting instructions are not timely received for your plan shares, they will be voted by the plan trustee in its own discretion. The trustee will also vote in its own discretion any shares not allocated, or conditionally allocated, to participants' accounts.

CONFIDENTIAL VOTING

  If you desire to do so, you may elect that your identity and individual vote be held confidential from Sempra Energy. Confidentiality will not apply to the extent that voting disclosure is required by law or is appropriate to assert or defend any claim relating to shareholder voting. It also will not apply with respect to any matter for which shareholder votes are solicited in opposition to the director nominees or voting recommendations of the Board of Directors unless the persons engaged in the opposing solicitation provide shareholders with comparable voting confidentiality. If you want your shares to be voted confidentially, you should mark the appropriate box provided on the enclosed proxy card.

  The Employee Savings Plans of Sempra Energy and its subsidiaries automatically provide for confidential voting. If you hold shares in these plans you do not need to take any action to obtain confidential voting. Your shares in the plans will be confidentially voted by returning the enclosed proxy card, which will instruct the plan trustees as to how to vote your plan shares.

REQUIRED VOTES

  Directors are elected by a plurality of votes. Consequently, the nominees for the five director positions who receive the greatest number of votes will be elected as directors. Each share is entitled to one vote for each of the five director positions, but cumulative voting is not permitted. Shares that are represented by proxy cards that are marked to withhold votes for the election of one or more director nominees will not be counted in determining the number of votes cast for those nominees.

  Approval of the other matters listed on the proxy card requires the favorable vote of a majority of the votes cast on the proposal. In addition, the approving majority vote must also represent more than 25% of the total outstanding shares. The outcome of other matters that may properly come before the meeting will be determined in the same manner.

  Under certain circumstances, brokers and other registered owners are prohibited from exercising discretionary voting authority for beneficial owners who have not returned proxies or provided other voting instructions to the registered owner. In cases of these "broker non-votes" and in cases where the shareholder abstains from voting on a matter, these shares will be counted only for the purpose of determining if a quorum is present and not as votes cast on any matter.

HOW YOU CAN VOTE

  Please vote your choices by marking the appropriate boxes on the enclosed proxy card and sign, date and promptly return the card in the enclosed postage-paid envelope. YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR CARD PROMPTLY EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

REVOCATION OF PROXIES

  If you own shares that are registered in your own name, you may revoke your proxy for these shares at any time before it is voted by delivering to Sempra Energy a proxy card bearing a later date or by attending the meeting in person and casting a ballot.

  If your shares are not registered in your own name, you may revoke or change your voting instructions to the registered owner of your shares only by timely providing a new proxy card or other proper voting instructions to the registered owner.

OTHER INFORMATION

  Attendance at Annual Meeting.

  If you plan to attend the meeting, please retain the admission ticket and map attached to the enclosed proxy card and bring it with you to the meeting. If you do not bring your admission ticket, you must establish share ownership at the admission desk to be admitted. If your shares are registered in your own name, our admission attendants will be able to verify your share ownership from the Company's share register upon presentation of proper identification. If your shares are not registered in your own name (which is likely to be the case if they are held by a bank, brokerage firm, employee benefit plan or other account custodian), your name will not appear in our share register and you must present proof of beneficial share ownership (such as a brokerage or employee benefit plan statement showing shares held for your account) and proper identification to our admission attendants.

  Duplicate Annual Reports.

  If you hold shares in more than one shareholder account, you may be receiving multiple copies of our Annual Report to Shareholders. You can save the Company money by directing us to discontinue mailing multiple reports by marking the appropriate box on the enclosed proxy card. Eliminating redundant mailings will not affect your receipt of future Proxy Statements and proxy cards. To resume the mailing of an Annual Report to a particular account, you may call Sempra Energy Shareholder Services at 1-877-736-7727.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  Sempra Energy's Board of Directors consists of 16 members, 14 of whom are non-employee directors. Eight of the directors were directors of Enova Corporation and eight were directors of Pacific Enterprises at the time the business combination of the two companies was completed.

  The board is divided into three classes whose terms are staggered so that the term of one class expires at each Annual Meeting of Shareholders. Five director nominees have been nominated for election at the 1999 Annual Meeting for a three-year term expiring in 2002.

NOMINEES

  The Corporate Governance Committee has selected and the Board of Directors has approved the following five individuals as nominees for election as directors:

    Hyla H. Bertea
    Ann L. Burr
    Richard A. Collato
    Daniel W. Derbes
    Ignacio E. Lozano, Jr.

  All of the nominees are currently directors. Mr. Lozano has attained customary director retirement age but, to provide board continuity, has been requested by the Corporate Governance Committee and the Board of Directors to stand for re-election. He has consented to do so but has advised the board that he currently expects to retire at the Annual Meeting in the year 2000.

  The proxies the board is soliciting will be voted for these five nominees unless other instructions are specified on the proxy card. If any nominee should become unavailable to serve, the proxies may be voted for a substitute nominee designated by the board or the authorized number of directors may be reduced. If you do not want your shares to be voted for one or more of the nominees, you may so indicate in the space provided on your proxy card.

  Information concerning each director nominee and the directors serving unexpired terms that will continue after the Annual Meeting is set forth below. The year shown as first election as a director is that of election as a director of Enova Corporation or Pacific Enterprises. Unless otherwise indicated, each director has held the principle occupation set forth below or other positions with the same or predecessor organizations for at least five years.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR TERMS EXPIRING IN 2002:

[PHOTO OF HYLA H. BERTEA]

            HYLA H. BERTEA, 58, has been a director since 1988. She is a realtor with Prudential California, a real estate sales company. She is a trustee of Lewis & Clark College, a director of Orange County Community Foundation, and a former commissioner of the California Horse Racing Board. For a number of years she has been involved in leadership positions with various other cultural, educational and health organizations in the Orange County and Los Angeles areas. Mrs. Bertea was a co-commissioner of gymnastics and a member of the executive staff for the 1984 Olympics.

[PHOTO OF ANN L. BURR]

            ANN L. BURR, 52, has been a director since 1993. She is an Executive Vice President for Residential Telephony of Time Warner Cable. She is the former President of Time Warner Communications in Rochester, New York and Time Warner Cable in San Diego. Ms. Burr is a trustee of Rochester Institute of Technology, the RIT Research Corporation and George Eastman House.

[PHOTO OF RICHARD A. COLLATO]

            RICHARD A. COLLATO, 55, has been a director since 1993. He is President and Chief Executive Officer of the YMCA of San Diego County. He is a former director of Y-Mutual Ltd., a reinsurance company, and The Bank of San Diego. Mr. Collato is a trustee of Springfield College, YMCA Retirement Fund and Bauce Foundation, and a director of Project Design Consultants.

[PHOTO OF DANIEL W. DERBES]

            DANIEL W. DERBES, 68, has been a director since 1983. He is President of Signal Ventures. From 1985 until 1988, he was President of Allied-Signal International Inc. and Executive Vice President of Allied-Signal Inc., a multi-national advanced technologies company. Mr. Derbes is a director of Oak Industries, Inc. and WD-40 Company and a trustee of the University of San Diego.

[PHOTO OF IGNACIO E. LOZANO, JR.]

            IGNACIO E. LOZANO, JR., 72, has been a director since 1978. He is Chairman of the Board of La Opinion, a Spanish language daily newspaper. During 1976 and 1977 he served as United States Ambassador to El Salvador. He is a director of The Walt Disney Company, Pacific Mutual Life Insurance Company, the Santa Anita Foundation and the Youth Opportunities Foundation. Mr. Lozano is a trustee of the University of Notre Dame and a member of the California Press Association.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

                               ----------------

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2000:

[PHOTO OF HERBERT L. CARTER]

            HERBERT L. CARTER, PH.D., 65, has been a director since 1991. He is President of California State University, Dominguez Hills, and Executive Vice Chancellor Emeritus and Trustee Professor of Public Administration of the California State University System. He was President and Chief Executive Officer of United Way of Greater Los Angeles from 1992 until 1995, and Executive Vice Chancellor of the California State University System from 1987 until 1992.
            Dr. Carter is a director of Golden State Mutual Insurance Company, and a member of the Board of Councilors of the School of Public Administration, University of Southern California.

[PHOTO OF WILFORD D GODBOLD, JR.]

            WILFORD D GODBOLD, JR., 60, has been a director since 1990. He is the retired President and Chief Executive Officer of ZERO Corporation, an international manufacturer primarily of enclosures and thermal management equipment for the electronics market. He is a director of K2, Inc., and the California State Chamber of Commerce (past Chairman). Mr. Godbold is a trustee of the Wellness Community, a member of the Council on California Competitiveness and a past President of the Board of Trustees of Marlborough School.

[PHOTO OF ROBERT H. GOLDSMITH]

            ROBERT H. GOLDSMITH, 68, has been a director since 1992. He is a management consultant. He is the former Chairman, President and Chief Executive Officer of Exten Industries, Inc. and former Chairman and Chief Executive Officer of Rohr, Inc. Mr. Goldsmith also is the former Vice Chairman and Chief Operating Officer of Precision Forge Company, Senior Vice President of Pneumo Corporation's Aerospace and Industrial Group and Vice President of General Electric Company and General Manager of GE's commercial (aircraft) engine projects division and the gas turbine division.

[PHOTO OF WILLIAM D. JONES]

            WILLIAM D. JONES, 43, has been a director since 1994. He is the President and Chief Executive Officer and a director of CityLink Investment Corporation. From 1989 to 1993, he served as General Manager/Senior Asset Manager and Investment Manager with certain real estate subsidiaries of The Prudential. Prior to joining The Prudential, he served as a San Diego Council member from 1982 to 1987. Mr. Jones is a director of the Federal Reserve Bank of San Francisco, Los Angeles Branch and a trustee of the University of San Diego. He is a former director of The Price Real Estate Investment Trust.

[PHOTO OF RALPH R. OCAMPO]

            RALPH R. OCAMPO, M.D., 67, has been a director since 1983. He is a San Diego physician and surgeon. Dr. Ocampo is a past President of the California Medical Association.

[PHOTO OF WILLIAM G. OUCHI]

            WILLIAM G. OUCHI, PH.D., 55, became a director in 1998. He is a Vice Dean and Faculty Director of Executive Education Programs and Sanford and Betty Sigoloff Professor of Management in the Anderson Graduate School of Management at UCLA. Dr. Ouchi is a director of Allegheny-Teledyne and First Financial Corporation.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2001:

[PHOTO OF STEPHEN L. BAUM]

            STEPHEN L. BAUM, 58, has been a director since 1996. He is Vice Chairman of the Board, President and Chief Operating Officer of Sempra Energy. Prior to the business combination of Enova Corporation and Pacific Enterprises, he was Chairman and Chief Executive Officer of Enova Corporation.


[PHOTO OF RICHARD D. FARMAN]

            RICHARD D. FARMAN, 63, has been a director since 1992. He is Chairman of the Board and Chief Executive Officer of Sempra Energy. Prior to the business combination of Pacific Enterprises and Enova Corporation, he was the Chief Executive Officer of Pacific Enterprises. He is a director of Union Bank, Sentinel Group Funds, Inc. and Catellus Development Corporation. He is past Chairman of KCET Public Service Television, Progress L.A. Inc., the American Gas Association and the Natural Gas Council, and a member of the Pacific Coast Gas Association and the National Petroleum Council.

[PHOTO OF RICHARD J. STEGEMEIER]

            RICHARD J. STEGEMEIER, 70, has been a director since 1995. He is Chairman Emeritus of the Board of Unocal Corporation. He is a director of Foundation Health Systems, Inc., Halliburton Company, Montgomery Watson, Inc., and Northrop Grumman Corporation.

[PHOTO OF THOMAS C. STICKEL]

            THOMAS C. STICKEL, 49, has been a director since 1994. He is the Chairman, Chief Executive Officer and founder of University Ventures Network. He is the founder of Americana Partners Capital Group, Inc. He previously was the Chairman, Chief Executive Officer and President of TCS Enterprises, Inc. and the Bank of Southern California, both of which he founded. Mr. Stickel is Chairman of the Board of Onyx Acceptance Corporation, and a director of Blue Shield of California, Scripps International, Inc., Clair Burgener Foundation, Del Mar Thoroughbred Club and Vice Chairman of the California Chamber of Commerce.

[PHOTO OF DIANA L. WALKER]

            DIANA L. WALKER, 57, has been a director since 1989. Mrs. Walker is a partner in the law firm of O'Melveny & Myers LLP. She is a director of United Way of Greater Los Angeles, the former Chair of the Board of Governors of the Institute for Corporate Counsel, a former trustee of Marlborough School and a member of various professional organizations. O'Melveny & Myers LLP provides legal services to Sempra Energy and its subsidiaries.

                               ----------------

                           GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS

  The business and affairs of Sempra Energy are managed under the direction of the Board of Directors in accordance with the California General Corporation Law as implemented by the Company's Articles of Incorporation and By-laws. Members of the board are kept informed through various reports routinely sent to them as well as by operating and financial presentations made at board and committee meetings by officers and others.

  All of the directors are independent, non-employee directors except Mr. Farman and Mr. Baum. Mr. Farman is the Company's Chairman and Chief Executive Officer and Mr. Baum is the Vice Chairman and President. Together they comprise the Office of the Chairman.

  Shareholders who wish to suggest qualified candidates for consideration by the Corporate Governance Committee as directors of Sempra Energy should write to: Corporate Secretary, Sempra Energy, 101 Ash Street, San Diego, CA 92101-3017, stating in detail the qualifications of the suggested candidates.

  During 1998, the Board of Directors held seven meetings following the June 26, 1998 completion of the business combination of Enova Corporation and Pacific Enterprises. The standing committees listed below assisted the board in carrying out its duties.

COMMITTEES OF THE BOARD

     AUDIT                    COMPENSATION      CORPORATE GOVERNANCE        EXECUTIVE                FINANCE
----------------         ---------------------- --------------------- ---------------------- -----------------------
Richard A. Collato,      Richard J. Stegemeier, Hyla H. Bertea,       Richard D. Farman,     Daniel W. Derbes,
Chair                    Chair                  Chair                 Chair                  Chair
Ann L. Burr              Hyla H. Bertea         Ann L. Burr           Stephen L. Baum        Richard A. Collato
Wilford D. Godbold, Jr.  Ignacio E. Lozano, Jr. Daniel W. Derbes      Herbert L. Carter      Wilford D. Godbold, Jr.
Robert H.
 Goldsmith               Ralph R. Ocampo        Robert H. Goldsmith   Ignacio E. Lozano, Jr. William D. Jones
William G. Ouchi         Thomas C. Stickel      Richard J. Stegemeier Thomas C. Stickel      Diana L. Walker
Diana L. Walker
     AUDIT                 PUBLIC POLICY
------------------------ ------------------
Richard A. Collato,      Herbert L. Carter,
Chair                    Chair
Ann L. Burr              Stephen L. Baum
Wilford D. Godbold, Jr.  William D. Jones
Robert H.
 Goldsmith               Ralph R. Ocampo
William G. Ouchi         William G. Ouchi
Diana L. Walker

  Audit Committee

  The Audit Committee met three times in 1998. Its duties and responsibilities include the following:

  . Providing oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports and accounting and financial reporting practices.

  .  Recommending to the board the selection of independent auditors.

  . Reviewing and monitoring the compliance process for the Company's Code of Business Ethics and Conduct.

  Compensation Committee

  The Compensation Committee met three times in 1998. The duties and responsibilities of the Compensation Committee include the following:

  . Establishing overall strategy with respect to compensation for directors and senior officers.

  . Evaluating the performance of the Chairman and Vice Chairman of the Board for compensation purposes.

  . Reviewing and approving individual salary adjustments and awards under incentive plans for senior officers.

  .  Overseeing executive succession plans.

  Corporate Governance Committee

  The Corporate Governance Committee met once in 1998. Its duties and responsibilities include the following:

  .  Reviewing and recommending nominees for election as directors.

  .  Assessing the performance of the Board of Directors.

  .  Developing guidelines for board composition.

  . Reviewing and administering the Company's Corporate Governance Guidelines and considering other issues relating to corporate governance.

  Executive Committee

  The Executive committee did not meet in 1998. The committee meets on call by the Office of the Chairman during the intervals between board meetings and, subject to the limitations imposed by law, has all the authority of the board.

  Finance Committee

  The Finance Committee met twice in 1998. Its duties and responsibilities include the following:

  . Reviewing long term and short term financial requirements and financing plans.

  . Reviewing trading operations, financial guarantees and derivatives positions and exposure.

  .  Reviewing pension plan investment results and insurance coverages.

  Public Policy Committee

  The Public Policy Committee met once in 1998. Its duties and responsibilities include the following:

  . Reviewing public policy issues affecting the Company, including ethnic, social and political trends.

  . Reviewing employment and contracting policies, consumer issues and community relations.

  .  Reviewing charitable and political contributions and programs.

DIRECTORS' COMPENSATION

  Directors who are not employees of Sempra Energy receive the following retainer and fees:

      Annual retainer.................................................. $26,000

      Attendance fee for each Board meeting............................ $ 1,000

      Attendance fee for each Committee meeting........................ $ 1,000

      Annual retainer for each Committee chaired....................... $ 3,000

  Directors may elect to receive their annual fees in Sempra Energy Common Stock or to defer their annual fees into an interest-bearing account or a phantom share account in which the fees are deemed invested in Sempra Energy Common Stock.

  At the Annual Meeting, shareholders will vote upon the approval of a Non-Employee Directors' Stock Plan that has been adopted, subject to shareholder approval, by the Board of Directors. The plan and the non-employee director options granted in 1998 (subject to shareholder approval of the plan) are discussed in this Proxy Statement under the caption "Proposal 2: Approval of 1998 Non-Employee Directors' Stock Plan."

  Non-employee directors who were directors of Enova Corporation or Pacific Enterprises at the time of the business combination of the two companies (currently all of the Company's non-employee directors) continue to accrue retirement benefits (subject to certain maximum years of service credit) for service as non-employee directors of Sempra Energy. Benefits commence upon the later of retirement as a director or attaining age 65 and continue for a maximum period equal to the director's combined years of service as a director of Sempra Energy and Enova Corporation or Pacific Enterprises. The annual benefit is the sum of Sempra Energy's then current annual retainer and ten times the then current board meeting fee.

  Directors who are also officers of the Company are not separately compensated for their services as directors.

              SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of shares of Sempra Energy Common Stock beneficially owned by each director, by each of the five most highly compensated executive officers and by all directors and executive officers as a group, as of January 31, 1999. These shares, in the aggregate, represent less than 1% of the outstanding shares.

                                                  SHARES
                                      CURRENT   SUBJECT TO
                                     BENEFICIAL EXERCISABLE  PHANTOM
                                      HOLDINGS  OPTIONS(A)  SHARES(B)   TOTAL
                                     ---------- ----------- --------- ---------
Stephen L. Baum....................    79,898          -0-    52,747    132,645
Hyla H. Bertea.....................     9,274       15,000       -0-     24,274
Ann L. Burr........................     2,200       15,000       -0-     17,200
Herbert L. Carter..................     1,466       15,000       -0-     16,466
Richard A. Collato.................     3,907       15,000       -0-     18,907
Daniel W. Derbes...................     5,394       15,000       -0-     20,394
Richard D. Farman..................    47,606      497,757    64,781    610,144
Donald E. Felsinger................    58,790          -0-    31,060     89,850
Wilford D. Godbold, Jr.............     3,006       15,000       -0-     18,006
Robert H. Goldsmith................     2,618       15,000       -0-     17,618
William D. Jones...................     2,172       15,000       -0-     17,172
Ignacio E. Lozano, Jr..............     2,248       15,000       -0-     17,248
Warren I. Mitchell.................    15,812      103,009    33,028    151,849
Ralph R. Ocampo....................    14,510       15,000       -0-     29,510
William G. Ouchi...................    10,000       15,000       -0-     25,000
Neal E. Schmale....................    15,556       15,038       -0-     30,594
Richard J. Stegemeier..............     1,503       15,000       -0-     16,503
Thomas C. Stickel..................     2,006       15,000       -0-     17,006
Diana L. Walker....................       866       15,000       -0-     15,866
Directors and Executive Officers as
 a group (28 persons)..............   403,760    1,073,931   222,332  1,700,023

--------
(A) Shares which may be acquired through the exercise of stock options that are exercisable on or before May 19, 1999.
(B) Represents deferred compensation deemed invested in shares of Sempra Energy Common Stock. These phantom shares cannot be voted or transferred but track the performance of Sempra Energy Common Stock.

        PROPOSAL 2: APPROVAL OF 1998 NON-EMPLOYEE DIRECTORS' STOCK PLAN

  At the Annual Meeting, shareholders will vote upon the approval of a Non-Employee Directors' Stock Plan. The plan provides for the automatic grant to non-employee directors of stock options to purchase Sempra Energy Common Stock. It also permits non-employee directors to receive the payment of annual director fees in shares of Sempra Energy Common Stock and to defer the receipt of annual director fees into phantom shares.

  The Non-Employee Directors' Stock Plan has been approved, subject to shareholder approval, by the Board of Directors upon the recommendation of its Compensation Committee. The board and the committee believe that the plan will assist Sempra Energy in retaining the services of qualified individuals as non-employee directors and secure for Sempra Energy the benefits inherent in increased director ownership of Sempra Energy Common Stock.

STOCK OPTIONS

  The Non-Employee Directors' Stock Plan provides for annual automatic grants to non-employee directors of stock options to purchase Sempra Energy Common Stock.

  Under the plan and subject to its approval by shareholders at the Annual Meeting, the fourteen initial non-employee directors of Sempra Energy were each granted a ten-year option to purchase 15,000 shares of Sempra Energy Common Stock at an exercise price of $26-7/8 per share, the fair market value of the shares on the July 13, 1998 date of the grant. If the plan is approved by shareholders, each of these directors will also be granted an additional ten-year option for 5,000 shares at the Annual Meeting and at each subsequent annual meeting following which the director continues to serve as a non-employee director.

  Individuals who subsequently become non-employee directors will receive an initial grant of an option to purchase 15,000 shares upon becoming a director. Thereafter, each of these directors will receive an additional grant of an option to purchase 5,000 shares at each annual meeting (other than the annual meeting coinciding with or first succeeding the director's election to the board) following which the director continues to serve as a non-employee director.

  All options are granted at an option price per share that equals the fair market value of the option shares at the date the option is granted. They become fully exercisable on and after the first annual meeting of shareholders following the date of grant or upon the director's earlier death, disability, retirement or involuntary termination of board service other than for cause.

  All options are granted for a term of ten years subject to earlier termination following the termination of board service. If a director's board service is terminated for any reason, the option may be exercised (to the extent exercisable at the date of termination of board service) at any time within five years after the date of termination or the earlier expiration of the ten-year term of the option.

  No taxable income is realized by directors for federal income tax purposes and no tax deduction is available to Sempra Energy upon the grant of stock options under the plan. Upon the exercise of a stock option, the director will realize taxable income at ordinary tax rates, and the Company will be entitled to a corresponding tax deduction for compensation expense, in the amount by which the fair market value of the shares purchased exceeds the exercise price for the shares.

DIRECTORS FEES

  The Non-Employee Directors' Stock Plan also permits non-employee directors to elect to receive in shares of Sempra Energy Common Stock all or any portion of the annual directors fees that would otherwise be paid to them in cash. Shares received in payment of directors fees are valued at the fair market value of the shares on the date that the fees would otherwise have been paid in cash.

  The plan also permits non-employee directors to elect to defer the receipt for such period as the director may elect of all or any portion of their annual directors fees. Fees for which receipt is deferred are deemed to have been invested in Sempra Energy Common Stock at its fair market value with dividend equivalents on these phantom shares deemed similarly reinvested. At the end of the deferral period and at the discretion of the board, the director receives a number of shares of Sempra Energy Common Stock equal to the number of phantom shares credited to the deferral account, an amount in cash equal to the then fair market value of the shares or a combination of cash and shares.

  No taxable income is realized by directors for federal income tax purposes and no tax deduction is available to Sempra Energy in respect of directors fees for which receipt is deferred until the deferred amount is paid. Upon the payment of deferred amounts, the director will realize taxable income at ordinary tax rates and the Company will be entitled to a corresponding tax deduction for compensation expense of the amount paid in cash and the then fair market value of any shares received in payment.

GENERAL PROVISIONS

  The number of shares of Sempra Energy Common Stock that may be issued under the Non-Employee Directors' Stock Plan may not exceed 1.5 million shares. The number of shares that may be issued, the number of shares covered by outstanding options and the exercise price of the options, and the number of phantom shares credited to director accounts are subject to adjustment to prevent enlargement or diminution of rights in the event of any change in Sempra Energy Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting Sempra Energy Common Stock.

  Upon the occurrence of a change of control of Sempra Energy and subject to certain limitations, all outstanding stock options will become fully vested and exercisable and deferred director fees will be paid out in a cash lump sum. In addition, in the event of certain types of changes in control, each outstanding option may be converted into options of the surviving entity subject to the right of the board to cancel all outstanding options for a cash payment equal to the excess of the fair market value of the shares subject to the option over its exercise price. The plan defines a change of control to include the acquisition by one person or group of 20% or more of the voting power of Sempra Energy's shares; the election of a new majority of the board comprised of individuals who are not recommended for election by two-thirds of the current directors or successors to the current directors who were so recommended for election; certain mergers, consolidations or sales of assets that result in the shareholders of the Company owning less than 60% of the voting power of the Company or of the surviving entity or its parent; and shareholder approval of the liquidation or dissolution of the Company.

  The plan is administered by the entire board subject to the board's authority to delegate administrative authority to one or more officers of Sempra Energy. The board is authorized to adopt rules to carry out the provisions of the plan and to interpret and construe the plan and any agreements made under the plan. Each interpretation, determination or action made or taken by the board pursuant to the plan is final and binding on all persons.

  The Non-Employee Directors' Stock Plan became effective upon the June 26, 1998 completion of the business combination of Enova Corporation and Pacific Enterprises, subject to approval by shareholders at the Annual Meeting. It will terminate on the tenth anniversary of its effective date.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

               PROPOSAL 3: APPROVAL OF EXECUTIVE INCENTIVE PLAN

  At the Annual Meeting, shareholders will vote upon the approval of an Executive Incentive Plan permitting the payment of performance-based bonuses to executive officers.

BACKGROUND

  Sempra Energy maintains incentive compensation programs designed to encourage high levels of employee performance on both a short term and long term basis. Shorter term incentives are provided through an Executive Incentive Plan permitting the payment of bonuses based upon the attainment of financial and strategic objectives. Longer term incentives are provided through stock and other equity-based incentive awards under the 1998 Long Term Incentive Plan which is also being submitted to shareholders for approval at the Annual Meeting.

  The Internal Revenue Code limits the annual amount that a publicly held corporation may deduct for federal income tax purposes as compensation paid to each of certain executive officers to $1 million. However, this limitation does not apply to compensation that qualifies as performance-based compensation. To so qualify, the material terms under which the compensation is to be paid and the related performance goals must be periodically disclosed to and approved by shareholders. Shareholder approval of the Executive Incentive Plan and the related performance goals is intended to assure that bonus opportunities awarded under the plan over the next five years will, upon payment, be tax deductible compensation expense to Sempra Energy for federal income tax purposes.

EXECUTIVE INCENTIVE PLAN

  The Executive Incentive Plan permits the payment of bonuses to officers of Sempra Energy and its subsidiaries based upon the attainment of corporate financial and strategic objectives. There are currently 31 officers whose positions and responsibilities result in their consideration for participation in the plan.

  The plan is administered by the Compensation Committee of the Board of Directors. The committee selects those officers who are to participate in the plan and establishes objective financial performance goals, the outcome of which is substantially uncertain, and a related performance period (typically a fiscal year) to measure performance and to determine the extent (if any) to which bonuses for the performance period will be paid under the plan. These performance goals may consist of any one or more of net revenues, net earnings, operating earnings or income, absolute and/or relative return on equity or assets, earnings per share, cash flow, pre-tax profits, earnings growth, revenue growth, book value per share, stock price, economic value added, total shareholder return, operating goals (including safety, reliability, maintenance expenses, customer satisfaction and employee satisfaction), and performance relative to peer companies. Each of these goals may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

  For each performance goal, the Compensation Committee also establishes performance levels and related bonus opportunities for officers selected to participate in the plan. Bonus opportunities vary with the individual officer's position and prospective contribution to the attainment of performance objectives.

  No bonuses are paid under the Executive Incentive Plan unless a threshold performance level pre-established by the Compensation Committee is attained for the related performance period. Bonus opportunities increase for performance above the threshold performance level to a maximum bonus that may not exceed $3 million. Bonuses are paid promptly following the committee's certification of attainment of the related performance level.

BONUS AMOUNTS

  The amount of bonuses that will be paid under the Executive Incentive Plan is not now determinable. However, for 1999, the Compensation Committee has established target and maximum bonus opportunities of

80% and 160%, respectively, of base salary for the Chairman and Chief Executive Officer and the Vice Chairman and President. Target and maximum bonus opportunities for other executives for 1999 (as a percentage of base salary) range from 70% and 140%, respectively, for Group Presidents, to 45% and 90%, respectively, for Vice Presidents.

  The following table shows the amount of bonuses paid for 1998 under the Executive Incentive Plan to each of the five most highly compensated executive officers who participated in the plan and to all executive officers participating in the plan as a group.

                                                           EXECUTIVE INCENTIVE
      NAME                                                     PLAN BONUS
      ----                                                 -------------------
      Richard D. Farman...................................     $  497,640
      Stephen L. Baum.....................................     $  422,136
      Donald E. Felsinger.................................     $  230,230
      Warren I. Mitchell..................................     $  230,230
      Neal E. Schmale.....................................     $  171,600
      All participating executive officers as a group (14
       persons)...........................................     $2,332,618

  The bonus amounts shown in the table are for the period subsequent to the June 26, 1998 completion of the business combination of Pacific Enterprises and Enova Corporation and represent bonuses paid at 143% of targeted levels. These bonuses relate only to the second half of 1998 and, consequently, amounts paid in 1999 under the plan may be substantially greater.


          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

             PROPOSAL 4: APPROVAL OF 1998 LONG TERM INCENTIVE PLAN

  At the Annual Meeting, shareholders will vote upon the approval of a Long Term Incentive Plan. The plan provides for the grant to officers and other key employees of Sempra Energy and its subsidiaries of stock and other equity-based incentive awards.

  The Long Term Incentive Plan has been approved, subject to shareholder approval, by the Board of Directors upon the recommendation of its Compensation Committee. The purposes of the plan are to attract, retain and motivate officers and other key employees of Sempra Energy and its subsidiaries, to compensate them for their contribution to the growth and profits of the Company and to encourage ownership by them of stock of the Company.

  The material features of the Long Term Incentive Plan are briefly described below. This description is not intended to be complete and is qualified in its entirety by reference to the full text of the plan, which is reprinted as the Appendix to this Proxy Statement.

SHARES SUBJECT TO THE PLAN

  Incentive awards granted under the Long Term Incentive Plan relate to shares of Sempra Energy Common Stock. The maximum number of shares as to which incentive awards may be granted was 3.4 million shares for 1998. In each year thereafter, the annual number of shares as to which awards may be granted is 1.5% of the outstanding shares of Sempra Energy Common Stock at the beginning of the year increased by the number of shares that were available for but not made subject to awards during the previous year; the number of shares received in payment of the exercise price of an award; the number of shares withheld from issuance to satisfy tax withholding obligations or to pay the exercise price of an award; and the number of shares subject to an award which lapses, expires or is otherwise terminated or is settled other than by the issuance of shares. As discussed below, the number of shares subject to certain types of awards is subject to additional limitations, and no employee may receive awards with respect to more than 1 million shares in any year. The number of shares that may be issued, the number of shares covered by outstanding incentive awards and the exercise price of the awards are subject to adjustment to prevent enlargement or dilution of rights in the event of any change in Sempra Energy Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting Sempra Energy Common Stock.

ADMINISTRATION

  The Long Term Incentive Plan is administered by the Compensation Committee of the Board of Directors. The committee has the authority to grant incentive awards to employees eligible for selection to participate in the plan, to determine the terms and conditions of each incentive award (including those related to vesting, forfeiture, payment and exercisability and the effect of a termination of employment) and to accelerate the payment, vesting, exercisability or lapse of restrictions on any incentive award. It is also authorized to construe and interpret the plan and related award agreements and to prescribe administrative rules and procedures and make all other determinations necessary or advisable with respect to the plan. The committee may, subject to certain limitations, delegate some or all of its authority under the plan to an administrator consisting of one or more members of the committee or one or more officers of the Company.

PARTICIPATION

  The Compensation Committee may grant incentive awards under the Long Term Incentive Plan to officers and other key employees of Sempra Energy or its subsidiaries who have the potential to contribute to the future success of the Company or its subsidiaries and have a significant effect on the Company's growth and profitability. For these purposes the term subsidiary includes corporations or other entities in which the Company has an equity or similar interest that are designated as such by the committee as well as majority-owned subsidiaries. The committee estimates that there are now approximately 235 employees whose positions and responsibilities would result in their consideration for the grant of incentive awards under the plan.

  During 1998 and subject to the approval of the Long Term Incentive Plan by shareholders at the Annual Meeting, the Compensation Committee awarded performance-based restricted stock under the plan to a total of 31 employees covering an aggregate of 102,640 shares of Sempra Energy Common Stock, including awards to 13 executive officers relating to 74,908 shares. A summary of the performance goals and forfeiture and transfer restrictions applicable to these awards is set forth under the caption "Executive Compensation-- Restricted Stock Grants" together with a table showing the number of shares awarded to the five most highly compensated executive officers.

  Incentive Awards

  Under the Long Term Incentive Plan, the Compensation Committee may grant employees incentive awards consisting of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, stock awards and other equity awards. The committee may make any of these awards subject to terms and conditions that are intended to assure that payment of the award will be tax deductible to the Company as compensation expense for federal income tax purposes.

  The vesting, exercisability, payment and other restrictions applicable to an incentive award are determined by the Compensation Committee and set forth in a related award agreement. The committee may also provide for awards to earn dividend equivalents (the amount of dividends that would have been paid on the shares as to which an award relates had the shares been outstanding) and provide for their current payment or deemed reinvestment in Sempra Energy Common Stock.

  Stock Options

  The Compensation Committee may grant employees stock options which entitle them, at their election, to purchase shares of Sempra Energy Common Stock at the prices and during the term specified by the committee in the related stock option agreement. The number of shares subject to each option and the term and exercise price of the option is determined by the committee but the exercise price may not be less than 100% of the fair market value of the shares subject to the option on the date of grant. Stock options are subject to such other terms and conditions as the committee may establish in connection with the grant and specify in the related stock option agreement.

  Subject to the terms of the related stock option agreement, the exercise price of each stock option is payable by the employee in cash, shares of Sempra Energy Common Stock (valued at then fair market value) previously owned by the employee or in a combination of cash and shares. The committee may also permit the payment of the exercise price of an option through the withholding of shares of Sempra Energy Common Stock (valued at then fair market value) that would otherwise be issued upon the exercise of the option and may also establish "cashless exercise" procedures that permit a concurrent sale of option shares by the employee with proceeds sufficient to pay the exercise price remitted to the Company.

  No taxable income will be realized by an employee for federal income tax purposes and no tax deduction will be available to Sempra Energy upon the grant of a stock option. However, the tax consequences of the exercise of the option and subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an "incentive stock option" as defined in the Internal Revenue Code of 1986. The committee may grant options that are intended to so qualify as incentive stock options as well as options that are not intended to so qualify, but the number of shares as to which incentive stock options may be granted under the plan may not exceed 1million shares.

  No taxable income will be realized by an employee for federal income tax purposes upon the exercise of an incentive stock option if the holding period and other requirements of the Internal Revenue Code are met. Under the holding period requirements the employee must not dispose of the shares subject to the option within two years of the date the option was granted or within one year from the date it was exercised. Upon the satisfaction of these and other requirements of the code, any gain or loss realized by the employee upon the disposition of the option shares will be long term capital gain or loss in an amount equal to the difference between the sales price received for the shares and the exercise price paid for them. The Company will not be entitled to any income tax deduction in respect of options that qualify as incentive stock options.

  At the time of exercise of an option which does not qualify as an incentive stock option, the employee will realize taxable income at ordinary income tax rates for federal income tax purposes, and the Company will be entitled to a corresponding tax deduction for compensation expense, in the amount by which the fair market value of the shares purchased exceeds the exercise price for the shares. Upon the subsequent disposition of the shares, the employee will realize short or long term capital gain or loss in an amount equal to the difference between the sales price of the shares and their fair market value at the time the option was exercised.

  Stock Appreciation Rights

  The Compensation Committee may also grant employees stock appreciation rights which entitle them to receive all or a portion of the appreciation on shares of Sempra Energy Common Stock. Upon the satisfaction of the conditions to payment specified by the committee in the related award agreement, each stock appreciation right that is exercised or settled will entitle the employee to receive an amount by which the fair market value of a share of Sempra Energy Common Stock exceeds the exercise price specified in the award. At the discretion of the committee, payments to an employee upon the exercise or settlement of a stock appreciation right may be made in cash, shares of Sempra Energy Common Stock (valued at then fair market value) or a combination of cash and shares.

  Stock appreciation rights may be granted independently or in tandem with stock options. If granted in tandem with a stock option, the stock appreciation right will cover the same or a fewer number of shares as covered by the related stock option, will have the same term and exercise price as the related stock option, and will be exercisable only to the extent the related stock option is exercisable. Upon the exercise of a stock appreciation right granted in tandem with a stock option, the stock option automatically will be canceled to the extent of the number of shares covered by the exercise of the tandem stock appreciation right. Conversely, if the stock option is exercised, the tandem stock appreciation right will be canceled to the extent of the number of shares covered by the option exercise.

  No taxable income will be realized by an employee for federal income tax purposes and no tax deduction will be available to Sempra Energy upon the grant of a stock appreciation right. Upon the exercise or settlement of a stock appreciation right, the employee will realize taxable income at ordinary income tax rates for federal income tax purposes, and the Company generally will be entitled to a corresponding tax deduction for compensation expense for amounts paid upon exercise or settlement. Payments in shares of Sempra Energy Common Stock will be valued at the fair market value of the shares at time of payment and upon the subsequent disposition of the shares the employee will realize short term or long term capital gain or loss in an amount equal to the difference between the sales price of the shares and their fair market value on the date they were acquired upon exercise or settlement of the stock appreciation right.

  Restricted Stock and Restricted Stock Units

  The Compensation Committee may grant employees restricted stock and restricted stock units which entitle them, subject to the terms and conditions of the award, to receive shares or the value of shares of Sempra Energy Common Stock.

  Restricted stock consists of shares of Sempra Energy Common Stock that are issued to employees (typically for a nominal sum) and are subject to forfeiture or vesting conditions and restrictions on transferability specified by the committee in the award agreement. Unless otherwise provided by the committee, a holder of shares of restricted stock has all of the rights of a shareholder with respect to the shares including the right to vote and to receive cash dividends. The plan limits the number of shares that may be made subject to awards of restricted stock in any year to .5% of the outstanding shares of Sempra Energy Common Stock at the beginning of the year.

  Restricted stock units consist of rights to receive shares of Sempra Energy Common Stock, subject to the terms and conditions established by the Compensation Committee in connection with the grant of the award. Upon satisfaction of the conditions to vesting and payment specified in the award, the shares subject to the award are issued to the employee or, at the discretion of the committee, the value of the shares is paid in cash or in a combination of cash and shares.

  Generally, no taxable income will be realized by an employee for federal income tax purposes and no tax deduction will be available to Sempra Energy upon the grant of an award of restricted stock or restricted stock units. However, any dividends received by the employee with respect to shares of restricted stock will be treated as compensation taxable to the employee as ordinary income and the Company generally will be entitled to a corresponding deduction for compensation expense for any dividends paid prior to the termination of the restrictions on the shares. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the employee will realize taxable income, and the Company generally will be entitled to a corresponding deduction for compensation expense, in the case of restricted shares equal to the excess of the then fair market value of the shares over any amount paid for them and in the case of restricted stock units to the amount paid to the employee in respect of the units.

  Performance Shares, Stock Awards and Other Equity Awards

  Performance shares represent shares of Sempra Energy Common Stock to be earned by an employee upon the satisfaction of performance criteria and other terms and conditions specified by the committee in granting the awards. Shares represented by the award are issued to the employee following the conclusion of the applicable performance period and satisfaction of the related performance goals or, in the discretion of the committee, the value of the shares is paid in cash or in a combination of cash and shares.

  Stock awards consist of one or more shares of Sempra Energy Common Stock granted to an employee and are subject to terms and conditions established by the committee in connection with the award as specified in the applicable award agreement. The shares subject to the stock award may, among other things, be subject to vesting requirements and restrictions on transferability.

  The Compensation Committee also has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards which the committee determines to be consistent with the purposes of the Long Term Incentive Plan and the interests of Sempra Energy. These awards may provide for cash payments based in whole or in part on the value or future value of shares of Sempra Energy Common Stock, for the acquisition or future acquisition of shares, or any combination thereof.

  Generally, an employee will not realize any income for federal income tax purposes and the Company will not be entitled to a tax deduction upon the grant of these awards. Upon payment or settlement of the award, the employee will realize compensation taxable as ordinary income, and the Company generally will be entitled to a corresponding deduction for compensation expense, in an amount equal to the sum of any cash and the fair market value of any shares received by the employee. However, if any shares are subject to substantial restrictions such as a requirement of continued employment or the attainment of certain performance objectives, the employee will not recognize income (unless the employee elects otherwise) and the Company will not be entitled to a deduction until the restrictions lapse.

PERFORMANCE-BASED COMPENSATION

  The Internal Revenue Code limits the annual amount that a publicly held corporation may deduct for federal income tax purposes for compensation paid to each of certain executive officers to $1 million. However, this limitation does not apply to compensation that qualifies as performance-based compensation for which the material terms under which the compensation is to be paid and the related performance goals have been periodically disclosed to and approved by shareholders.

  Accordingly, the Long Term Incentive Plan also permits the Compensation Committee to make awards that are intended to qualify as performance-based compensation for federal income tax purposes. These awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, stock awards or other equity awards, the vesting, exercisability or payment of which is conditioned upon the attainment of performance goals selected by the committee. These awards will be made in accordance with procedures specified in applicable Treasury regulations for compensation intended to be "qualified performance-based compensation."

  The performance goals which may be selected by the committee for performance-based awards will include one or more of net revenues, net earnings, operating earnings or income, absolute and/or relative return on equity or assets, earnings per share, cash flow, pre-tax profits, earnings growth, revenue growth, book value per share, stock price, economic value added, total shareholder return, operating goals (including, without limitation, safety, reliability, maintenance expenses, capital expenses, customer satisfaction and employee satisfaction) and performance relative to peer companies. Each of these goals may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

  Shareholder approval of the Long Term Incentive Plan will also constitute approval of these performance goals and is intended to assure that incentive awards granted under the plan over the next five years that are intended to qualify as performance-based compensation will so qualify and will, upon payment, be a tax deductible compensation expense to Sempra Energy for federal income tax purposes.

CHANGE IN CONTROL

  Upon the occurrence of a change in control of Sempra Energy and subject to certain limitations, all stock options and stock appreciation rights then outstanding automatically will become fully vested and exercisable, all restrictions and conditions on shares subject to restricted stock awards will lapse, and all performance shares will be deemed to have been earned in the manner set forth in the applicable award agreement. In addition, in the event of certain types of changes of control, the plan provides for the conversion of stock options granted under the plan into options of the acquiring or surviving entity subject to the right of the committee to cancel all outstanding options in exchange for a cash payment in an amount equal to the excess of the fair market value of the shares subject to the option over the exercise price. A change in control is defined in the same manner as in the Non-Employee Directors' Stock Plan and the definition is summarized in this Proxy Statement under the caption "Proposal 2: Approval of 1998 Non-Employee Directors' Stock Plan--General Provisions."

AMENDMENT AND TERMINATION

  The Long Term Incentive plan is subject to termination, modification, suspension or amendment at any time by the Board of Directors or the Compensation Committee. However, no termination, modification, suspension or amendment will be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule and no amendment, without shareholder approval, may increase the number of shares subject to the plan.

  The Long Term Incentive Plan became effective upon the June 26, 1998 completion of the business combination of Pacific Enterprises and Enova Corporation subject to approval of the plan by shareholders at the Annual Meeting. It automatically will terminate unless it is ratified by shareholders every ten years following its effective date.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Sempra Energy was formed in connection with a business combination of Pacific Enterprises and Enova Corporation that was completed on June 26, 1998. Its executive officers are, for the most part, former officers of the combining companies. Richard D. Farman, previously the Chief Executive Officer of Pacific Enterprises, serves as Chairman and Chief Executive Officer of Sempra Energy. Stephen L. Baum, previously Chairman and Chief Executive Officer of Enova Corporation, serves as Vice Chairman and President of Sempra Energy. Together, Messrs. Farman and Baum comprise Sempra Energy's Office of the Chairman.

  The Compensation Committee of the Board of Directors has the responsibility for establishing Sempra Energy's compensation principles and strategies, as well as designing a compensation program for the Chairman and Chief Executive Officer, the Vice Chairman and President and other senior executive officers of the Company. Its responsibilities also include administering the Company's base salary program, executive annual and long term incentive plans, and executive benefit programs. The committee is comprised of five independent non-employee directors, all but one of whom had previously served as members of the compensation committee of either Pacific Enterprises or Enova Corporation.

  The Compensation Committee concluded that the formation of Sempra Energy would require a comprehensive review of the compensation programs and policies of both Enova Corporation and Pacific Enterprises and the development of new policies and programs appropriate to a combined company with a significantly broader scope and substantially larger size than either of the two combining companies. Accordingly, prior to the completion of the business combination and with the assistance of nationally recognized compensation and benefit consultants, the Compensation Committee formulated compensation principles and strategies and developed compensation policies and practices intended to enable Sempra Energy to realize the objectives of the business combination and to create superior shareholder value in a rapidly changing and increasingly competitive business environment.

COMPENSATION PRINCIPLES AND STRATEGIES

  In developing compensation principles and strategies, the Compensation Committee considered the current and prospective business environment for Sempra Energy and took into account numerous factors including:

  . The substantially larger size and broader scope of Sempra Energy's operations over those of either of its two predecessors.

  . The rapidly changing and increasingly competitive environment in which Sempra Energy would operate.

  . The need to retain experienced executives of outstanding ability and to motivate them to achieve superior performance.

  . The need to attract executive talent from broader markets as the utility and energy industries continue to rapidly evolve.

  . The need to strongly link executive compensation to both annual and long term corporate, business unit and individual performance.

  . The need to strongly align the interests of executives with those of shareholders.

  As a result of this review, the Compensation Committee approved a compensation program designed to meet these objectives and encourage executives to achieve superior shareholder returns. The program includes the following elements.

  . An emphasis on "pay-for-performance" with a substantial portion of total compensation reflecting corporate, business unit and individual performance.

  . An emphasis on stock incentives closely aligning the interests of executives with those of shareholders.

  . An emphasis on total compensation with base salaries generally targeted at or near median general industry levels for comparable sized companies and with annual cash and long term equity incentives providing opportunities to earn total compensation at significantly higher levels for superior corporate, business unit and individual performance.

  . An appropriate balance of short term and long term compensation to retain talented executives, reward effective long term strategic results and encourage share ownership.

  . An emphasis on placing at risk, through equity and other performance-based incentives, a greater portion of an executive's total compensation as levels of responsibility increase.

  The Compensation Committee also considered provisions of the Internal Revenue Code limiting to $1 million the annual amount of compensation that does not qualify as "qualified performance-based compensation" that Sempra Energy and other publicly held corporations may deduct for federal income tax purposes as compensation expense for each of certain executive officers. The committee considers tax deductibility to be an important factor but only one factor to be considered in evaluating any executive officer compensation program. Accordingly, the committee intends to design programs that will maximize the Company's federal income tax deductions for compensation expense to the extent that doing so is consistent with the Company's compensation principles and strategies. The committee believes, however, that there are circumstances in which the interests of the Company and its shareholders may be best served by providing compensation that is not fully tax deductible, and may exercise discretion to provide compensation (including incentive awards under the Long Term Incentive Plan) that will not qualify as a tax deductible compensation expense.

  Consistent with this approach, the Company is seeking shareholder approval at the Annual Meeting for its Executive Incentive Plan to ensure that bonus opportunities awarded under the plan over the next five years will, upon payment, be a tax deductible compensation expense. The Company is also seeking shareholder approval for its 1998 Long Term Incentive Plan to ensure that incentive awards granted under the plan over the next five years that the committee intends to be qualified as performance-based compensation will be so qualified and will, upon payment, be a tax deductible compensation expense.

COMPENSATION PROGRAM

  The primary components of Sempra Energy's compensation program are base salaries, annual cash incentive opportunities and long term equity and equity-based incentive opportunities.

  Base Salaries

  Base salaries for executives are reviewed annually by the Compensation Committee and, in general, are targeted at the median of salaries for similarly sized general industry companies. The committee believes that this strategy, along with annual and long term incentive opportunities at general industry levels, will allow the Company to retain and attract top quality executive talent. However, the committee will continue to monitor this strategy as the markets for executive talent intensify. In determining base salary adjustments, the committee will also take into account such factors as individual performance, executive responsibilities and market characteristics.

  Survey data for assessing base salaries are based upon companies in the Fortune 1000 and size-adjusted based upon Sempra Energy's revenues using regression analysis. This group is broader than that used for the peer group index reflected in the stock performance graph shown under the caption "Comparative Stock Performance" in this Proxy Statement. The Compensation Committee believes that Sempra Energy's most direct competitors for executive talent will not be limited to companies used as the peer group to compare shareholder returns and the Fortune 1000 appropriately reflects a broader group with which the Company competes to retain and attract highly skilled and talented executives.

  The Compensation Committee established initial base salaries for Sempra Energy executive officers at the approximate mid-point of these salary data. An annual base salary of $870,000 was established for Mr. Farman and $738,000 for Mr. Baum. These salaries became effective in June 1998 and were adjusted effective January 1, 1999 to $915,000 and $763,000, respectively, in connection with the committee's annual salary review to reflect changing market conditions and individual and corporate performance.

  Annual Incentives

  Annual cash bonus performance-based incentive opportunities are provided to executive officers through the Executive Incentive Plan. The plan is summarized in this Proxy Statement under the caption "Proposal 3: Approval of Executive Incentive Plan." Performance at targeted levels is intended to provide bonuses for executive officers at the mid-point for bonuses at Fortune 1000 companies.

  For the six-month period of 1998 during which the Executive Incentive Plan was in effect, award levels were based on attainment of earnings per share goals with target award levels ranging from 80% of base salary (for the six-month period) for the Chairman and Chief Executive Officer and the Vice Chairman and President to 45% of base salary (for the six-month period) for Vice Presidents, with maximum award levels ranging from 160% to 90% of six-month base salary. Performance for the six months exceeded targeted performance and resulted in cash bonuses of 114% of six-month base salary for the Chairman and Chief Executive Officer and the Vice Chairman and President ($497,640 and $422,136, respectively), with corresponding lesser amounts for other executive officers.

  For the first half of 1998, Mr. Farman and Mr. Baum were senior executive officers of Pacific Enterprises and Enova Corporation, respectively. The performance of Pacific Enterprises and Enova Corporation for these six months substantially exceeded performance goals for annual cash bonuses and resulted in Messrs. Farman and Baum receiving maximum cash bonuses for the six-month period of $522,000 and $469,000, respectively.

  Long Term Incentives

  Long term incentive opportunities are provided by equity and equity-based awards under Sempra Energy's 1998 Long Term Incentive Plan. This plan is being submitted to shareholders for approval at the Annual Meeting and is described in this Proxy Statement under the caption "Proposal 4: Approval of 1998 Long Term Incentive Plan." The plan permits a wide variety of equity and equity-based incentive awards to permit the Compensation Committee to respond to changes in the market conditions and compensation practices. The committee expects, however, that most awards under the plan will be in the form of non-qualified stock options and, to a lesser and declining extent, restricted stock.

  During the second half of 1998, Sempra Energy granted to executives and other employees non-qualified stock options to purchase Sempra Energy Common Stock under stock option plans of Pacific Enterprises and Enova Corporation that were assumed by Sempra Energy in the business combination of the two companies. During the first half of 1998, Pacific Enterprises also granted stock options to Mr. Farman and other executive officers of Pacific Enterprises. These Sempra Energy and Pacific Enterprises option grants are described in this Proxy Statement under the caption "Executive Compensation-- Stock Options and Stock Appreciation Rights."

  During 1998, the Compensation Committee also awarded grants of performance-based restricted shares under the 1998 Long Term Incentive Plan. These awards and related total shareholder return vesting standards are discussed in this Proxy Statement under the caption "Executive Compensation--Restricted Stock Grants." They are subject to shareholder approval of the plan at the Annual Meeting.

  The Sempra Energy grants of options and restricted shares, consistent with general industry practices, have a value of approximately 170% of base salary and for Messrs. Farman and Baum reflect long term incentives expected to be granted for 1999.

STOCK OWNERSHIP GUIDELINES

  The Compensation Committee believes that a commitment to increased share ownership by Sempra Energy executives is an important element in aligning the interests of executives with those of shareholders. This belief has influenced the design of the Company's compensation plans and, in addition, the Board of Directors has established stock ownership guidelines to further strengthen the link between Company performance and compensation.

  In setting stock ownership guidelines, consideration was given to current share ownership levels of senior executives and the desire to encourage further share ownership in the new company. The guidelines are as follows:

                                 STOCK OWNERSHIP GUIDELINES
      EXECUTIVE LEVEL            (AS A MULTIPLE OF SALARY)
      ---------------            --------------------------
      Chief Executive Officer         4 x Base Salary
      President                       4 x Base Salary
      Group Presidents                3 x Base Salary
      Executive Vice Presidents       3 x Base Salary
      Senior Vice Presidents          2 x Base Salary
      Other Vice Presidents           1 x Base Salary

  Executives are expected to meet or exceed these share ownership levels over a five-year period. For purposes of the guidelines, shares owned will include phantom shares into which compensation has been deferred and the vested portion of certain in-the-money employee stock options as well as shares owned directly or through employee benefit plans.

                                          COMPENSATION COMMITTEE

                                          Richard J. Stegemeier, Chairman
                                          Hyla H. Bertea
                                          Ignacio E. Lozano, Jr.
                                          Ralph R. Ocampo
                                          Thomas C. Stickel

                                          March 2, 1999

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

  The table below summarizes, for the last three years, the compensation paid or accrued by Sempra Energy and its predecessors and subsidiaries to each of the six named executive officers.

                          SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION    LONG TERM COMPENSATION
                                  ------------------- ----------------------------
                                                           AWARDS        PAYOUTS
                                                      ---------------- -----------
                                                         SECURITIES       LTIP      ALL OTHER
                                   SALARY                UNDERLYING      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   ($)    BONUS ($)  OPTIONS/SARS (#) ($ )(A) (B)   ($) (C)
---------------------------  ---- -------- ---------- ---------------- ----------- ------------
Richard D. Farman........... 1998 $728,718 $1,019,640     274,593       $    -0-    $1,689,295
 Chairman and Chief          1997 $478,208 $  500,000      45,000       $    -0-    $  108,049
 Executive Officer           1996 $429,999 $  430,000       2,000       $    -0-    $   76,309
Stephen L. Baum............. 1998 $681,577 $  891,136     167,900       $247,746    $1,494,258
 Vice Chairman               1997 $554,872 $  509,000         -0-       $259,778    $  138,230
 and President               1996 $455,489 $  322,000         -0-       $146,940    $  107,603
Donald E. Felsinger......... 1998 $453,269 $  565,230      86,160       $178,956    $  862,045
 Group President-Unregulated 1997 $414,387 $  364,000         -0-       $206,531    $   56,266
 Business Units              1996 $356,546 $  228,000         -0-       $129,758    $   67,701
Warren I. Mitchell.......... 1998 $480,122 $  506,230     140,296       $    -0-    $  816,659
 Group President-Regulated   1997 $363,939 $  280,000      27,000       $    -0-    $   27,446
 Business Units              1996 $326,618 $  249,600      21,000       $    -0-    $   23,831
Neal E. Schmale (D)......... 1998 $414,731 $  371,600     109,334       $    -0-    $  107,932
 Executive Vice President
 and Chief Financial Officer
Willis B. Wood, Jr. (E)..... 1998 $613,167 $  556,266     112,785       $    -0-    $  970,146
 Chairman and Chief          1997 $682,201 $  700,000      60,000       $    -0-    $  132,762
 Executive Officer of
  Pacific                    1996 $635,000 $  635,000      55,200       $    -0-    $   95,439
 Enterprises

--------
(A) Long term incentive plan payouts represent the fair market value of shares of restricted stock for which forfeiture and transfer restrictions terminated during the year based upon satisfaction of long term performance goals. Restricted stock awarded in 1998 is reported below under the caption "Restricted Stock Grants."

(B) The aggregate holdings/value of restricted stock held on December 31, 1998 by the individuals listed in the table are: 17,124 shares/$434,607 for Mr. Farman; 37,229 shares/$944,872 for Mr. Baum; 23,296 shares/$591,252 for
    Mr. Felsinger; 7,456 shares/$189,233 for Mr. Mitchell; 5,556 shares/$141,011 for Mr. Schmale; and 0 shares/$0 for Mr. Wood. Regular quarterly dividends are paid on restricted stock held by these individuals.

(C) All other compensation includes amounts paid as (i) interest on deferred compensation above 120% of the applicable federal rate, (ii) life insurance premiums, (iii) financial and estate planning services,
    (iv) contributions to defined benefit plans and related supplemental plans, and (v) car allowances. The respective amounts paid in 1998 were $76,476, $9,556, $7,763, $22,763 and $6,737 for Mr. Farman; $2,346,
    $113,211, $4,313, $38,717, and $7,671 for Mr. Baum; $3,672, $31,290,
    $10,000, $27,685 and $7,398 for Mr. Felsinger; $1,772, $5,490, $6,900,
    $13,760 and $6,737 for Mr. Mitchell; $925, $2,077, $-0-, $1,385 and $3,545
    for Mr. Schmale; and $91,055, $6,544, $7,841, $20,628 and $3,577 for Mr.
    Wood.

  Amounts for 1998 also include incentive/retention bonus accruals for Messrs. Farman and Mitchell under agreements with Pacific Enterprises and for Messrs. Baum and Felsinger under agreements with Enova Corporation. These agreements were entered into in 1997 in connection with the business combination of the two companies and provide that each executive becomes entitled to an incentive/retention bonus upon the completion of the business combination (which was completed on June 26, 1998) and continued employment with Sempra Energy for a period of twenty-four months thereafter. Under the agreements, deferral accounts were established for Messrs. Farman, Baum, Felsinger and Mitchell upon the completion of the business combination and credited with incentive/retention bonus amounts of $1,566,000, $1,328,000, $782,000 and $782,000, respectively, which were deemed invested in shares of Sempra Energy Common Stock. Dividend equivalents on these phantom shares similarly are deemed reinvested to purchase additional shares at then fair market value. Upon becoming entitled to his incentive/retention bonus, the executive will be paid in cash an amount based upon the number of phantom shares then credited to his account and the then fair market value of Sempra Energy Common Stock.

  Amounts for 1998 for Mr. Schmale also include $100,000 paid to him as a signing bonus upon the completion of six-months of service.

  Amounts for 1998 for Mr. Wood also include $840,500 paid to him by Pacific Enterprises upon his retirement in recognition of his life-long service and contributions to the company.

(D) Mr. Schmale became an executive officer in December 1997.

(E) Mr. Wood retired as Chief Executive Officer of Pacific Enterprises in April 1998 and as Chairman of the Board in July 1998. His salary amount includes $133,335 paid during 1998 under a six-month consulting agreement that expired January 31, 1999.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  The following table contains information concerning the grant of stock options during 1998 to the executive officers named in the Summary Compensation Table. All options were granted at an exercise price of 100% of the fair market value of the option shares on the date of the grant and for a ten-year term subject to earlier expiration following termination of employment.

                          OPTION / SAR GRANTS IN 1998

                                             % OF TOTAL
                         NUMBER OF SHARES   OPTIONS/SARS
                            UNDERLYING       GRANTED TO
                           OPTIONS/SARS     EMPLOYEES IN EXERCISE PRICE EXPIRATION  GRANT DATE
NAME                       GRANTED (#)          1998         ($/SH)        DATE    PRESENT VALUE
----                     ----------------   ------------ -------------- ---------- -------------
Richard D. Farman.......      76,693(A)         2.28%        $24.27       3/3/08    $  852,826
                              63,900(B)         1.90%        $26.31      7/23/08    $  591,714
                             134,000(C)         3.98%        $26.31      7/23/08    $  443,540
Stephen L. Baum.........      54,200(B)         1.61%        $26.31      7/23/08    $  501,892
                             113,700(C)         3.38%        $26.31      7/23/08    $  376,347
Donald E. Felsinger.....      27,800(B)         0.83%        $26.31      7/23/08    $  257,428
                              58,360(C)         1.73%        $26.31      7/23/08    $  193,172
Warren I. Mitchell......      54,136(A)         1.61%        $24.27       3/3/08    $  601,992
                              27,800(B)         0.83%        $26.31      7/23/08    $  257,428
                              58,360(C)         1.73%        $26.31      7/23/08    $  193,172
Neal E. Schmale.........      45,114(A)         1.34%        $24.27       3/3/08    $  501,668
                              20,720(B)         0.62%        $26.31      7/23/08    $  191,867
                              43,500(C)         1.29%        $26.31      7/23/08    $  143,985
Willis B. Wood, Jr. ....     112,785(A)(D)      3.35%        $24.27          (D)    $1,254,169(D)

--------
(A) Granted by Pacific Enterprises and assumed by Sempra Energy in connection with the business combination of Pacific Enterprises and Enova Corporation. Exercisable in cumulative installments of one-third of the shares initially subject to the option on each of the first three anniversaries of the grant date. Granted with performance-based dividend equivalents payable upon option exercise for the entire period the option is outstanding. No dividend equivalents will be paid unless Pacific Enterprises meets a threshold performance goal based on cash-flow for the three-year period ending December 31, 2000, and the percentage of dividends paid as dividend equivalents (to a maximum of all dividends that would have been paid on the option shares) depends upon the extent to which the threshold performance goal is exceeded.

(B) Exercisable in cumulative installments of one-fourth of the shares initially subject to the option on each of the first four anniversaries of the grant date. Granted with performance-based dividend equivalents on unexercised shares for the four-year period ending December 31, 2002. No dividend equivalents will be paid unless Sempra Energy meets annual or four-year threshold performance goals based on total return to shareholders relative to the peer group of companies listed under the caption "Comparative Stock Performance" or the Standard & Poor's 500 and the percentage of dividends paid as dividend equivalents (to a maximum of all dividends that would have been paid on the shares for the four-year period) will depend upon the extent to which the threshold goals are exceeded.

(C) Exercisable in cumulative annual installments of one-fourth of the shares initially subject to the option on each of the first four anniversaries of the grant date. Granted without dividend equivalents.

(D) Mr. Wood's options expired unexercised following his retirement in July
    1998.

  The Company used a modified Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Present Value" column, but the executive will realize value from the stock options only to the extent that the price of Sempra Energy Common Stock on the exercise date exceeds the price of the stock on the grant date. Consequently, there is no assurance the value realized by an executive will be at or near the theoretical value, and these amounts should not be used to predict stock performance.

  The options granted at an exercise price of $24.27 were granted by Pacific Enterprises and assumed by Sempra Energy in connection with the business combination of Pacific Enterprises and Enova Corporation. Grant date present values were based on an option value of $2.98 and a dividend equivalent value of $10.06. These use the following assumptions: share volatility-11.9%; dividend yield-4.94%; risk-free rate of return-5.98%; and outstanding term-10 years.

  The options granted at an exercise price of $26.31 were granted by Sempra Energy following the business combination of Pacific Enterprises and Enova Corporation. Grant date present values were based on an option value of $4.30 and, for options granted with dividend equivalents, a dividend equivalent value of $4.79. These use the following assumptions: share volatility-15.8%; dividend yield-4.35%; risk-free rate of return-5.62%; and outstanding term-10 years.

  The following table contains information with respect to the executive officers named in the Summary Compensation Table concerning the exercise of options and stock appreciation rights during 1998 and unexercised options and stock appreciation rights held on December 31, 1998.

                      OPTION / SAR EXERCISES AND HOLDINGS

                                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY
                           SHARES                     OPTIONS/SARS              OPTIONS/SARS
                         ACQUIRED ON                 AT YEAR-END (#)         AT YEAR-END ($)(A)
                          EXERCISE     VALUE    ------------------------- -------------------------
NAME                         (#)      REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ---------- ----------- ------------- ----------- -------------
Richard D. Farman.......       -0-   $      -0-   449,635      319,707    $3,755,698    $310,992
Stephen L. Baum.........       -0-   $      -0-       -0-      167,900    $      -0-    $    -0-
Warren I. Mitchell......    40,602   $  311,006    71,429      167,364    $  302,347    $195,566
Donald E. Felsinger.....       -0-   $      -0-       -0-       86,160    $      -0-    $    -0-
Neal E. Schmale.........       -0-   $      -0-       -0-      109,334    $      -0-    $ 49,851
Willis B. Wood, Jr......   360,912   $3,740,000   212,335          -0-    $1,685,731    $    -0-

--------
(A) The exercise price of outstanding options ranges from $12.80 to $31.00.

RESTRICTED STOCK GRANTS

  The following table contains information concerning grants of restricted stock during 1998 to those executive officers named in the Summary Compensation Table who received grants.

                        RESTRICTED STOCK GRANTS IN 1998

                                                                ESTIMATED FUTURE
                                                                 PAYOUTS UNDER
                                                                   NON-STOCK
                              NUMBER OF     PERFORMANCE PERIOD    PRICE-BASED
NAME                      RESTRICTED SHARES    UNTIL PAYOUT        PLANS (A)
----                      ----------------- ------------------- ----------------
Richard D. Farman........      17,124       Four Annual Periods     $443,683
Stephen L. Baum..........      14,524       Four Annual Periods     $376,317
Donald E. Felsinger......       7,456       Four Annual Periods     $193,185
Warren I. Mitchell.......       7,456       Four Annual Periods     $193,185
Neal E. Schmale..........       5,556       Four Annual Periods     $143,956

--------
(A) The payout amount represents the fair market value on July 23, 1998 grant date of the restricted shares that will become vested upon the achievement of all performance goals. The actual payout (if any) will depend upon the achievement of performance goals and upon the then fair market value of Sempra Energy Common Stock.

  Restricted shares awarded to executives are subject to forfeiture and transfer restrictions that terminate upon the satisfaction of long term objective corporate performance criteria. During the performance period, the executive receives dividends on the restricted shares and is entitled to vote them but the shares cannot be sold or otherwise transferred. If the performance criteria are not satisfied or the executive's employment is terminated during the performance period, the shares are forfeited to the Company and canceled.

  The restricted shares shown in the table were awarded under the Sempra Energy 1998 Long Term Incentive Plan. The Board of Directors is submitting this plan for approval by shareholders at the Annual Meeting and these awards were made subject to approval of the plan being obtained at the meeting. The plan is summarized in this Proxy Statement under the caption "Proposal 4:
Approval of 1998 Long Term Incentive Plan."

  The forfeiture and transfer restrictions on one-quarter of the shares initially subject to each of these awards will terminate at the end of years 1999, 2000, 2001 and 2002 if the executive is then employed by Sempra Energy and the Company has achieved a total return to shareholders for the year that places it among the top 25% of a peer group comprised of the Company and the 19 other energy and energy services companies used for the peer group index reflected in the stock performance graph shown under the caption "Comparative Stock Performance" in this Proxy Statement. If these annual performance criteria are not met, the forfeiture and transfer restrictions on all or a portion of the shares remaining subject to these restrictions may be terminated based upon the satisfaction of cumulative shareholder return performance criteria for the four years ending December 31, 2002.

  The restrictions on all remaining shares will terminate at the end of the year 2002 if the executive is then employed by Sempra Energy and the Company has achieved a four-year cumulative total return to shareholders that either places it among the top 50% of the peer group companies or equals or exceeds the four-year cumulative return of the companies then comprising the Standard & Poor's 500 Composite Stock Price Index. If neither of these performance criteria is satisfied, the restrictions may be terminated as to a portion of the shares if the Company's four-year cumulative total shareholder return is among the top 70% of the peer group. Restrictions will terminate as to 80% of the shares for performance among the top 55% of the peer group with the percentage of shares as to which the restrictions may terminate declining ratably to 20% for performance among the top 70% of the peer group. Any restricted shares for which forfeiture and transfer restrictions are not terminated by or as of the end of year 2002 will be forfeited to the Company and canceled.

PENSION PLANS

  The following table shows the estimated single life annual pension annuity benefit provided to executive officers under the Sempra Energy Supplemental Executive Retirement Plan (combined with benefits payable under the Company's other pension plans in which the officers also participate) based on the specified compensation levels and years of credited service and retirement at age 65.

                              PENSION PLAN TABLE
                                   ($000'S)

                                           YEARS OF SERVICE
      PENSION PLAN        ---------------------------------------------------------------------------
      COMPENSATION         5              10              20               30               40
      ------------        ----           ----           ------           ------           ------
       $  400             $ 80           $160           $  240           $  260           $  260
       $  600             $120           $240           $  360           $  375           $  390
       $  800             $160           $320           $  480           $  500           $  520
       $1,000             $200           $400           $  600           $  625           $  650
       $1,200             $240           $480           $  720           $  750           $  780
       $1,400             $280           $560           $  840           $  875           $  910
       $1,600             $320           $640           $  960           $1,000           $1,040
       $1,800             $360           $720           $1,080           $1,125           $1,170

  Pension benefits are based on average salary for the highest two years of service and the average of the three highest annual bonuses during the last ten years of service. Years of service for the five most highly compensated executive officers are 20 years for Mr. Farman, 14 years for Mr. Baum, 26 years for Mr. Felsinger, 40 years for Mr. Mitchell and one year for Mr. Schmale. Mr. Wood retired as Chairman and Chief Executive Officer of Pacific Enterprises during 1998 with 38 years of service.

  Stephen L. Baum and Donald E. Felsinger are entitled to pension benefits at the greater of that provided by Sempra Energy's pension plans or that to which they would have been entitled under the Enova Corporation pension plans (including a supplemental pension plan) had those plans remained in effect. Under the Enova Corporation plans and retirement after attaining age 62, Messrs. Baum and Felsinger would each be entitled to a monthly pension benefit of 60% of his final pay. Final pay is defined as the monthly base pay rate in effect during the month immediately preceding retirement, plus 1/12 of the average of the highest three years' gross bonus awards. The plans provide for reduced pension benefits for retirement between the ages of 55 and 61, and surviving spouse and disability benefits equal to 50% and 100%, respectively, of pension benefits.

EMPLOYMENT AND EMPLOYMENT-RELATED AGREEMENTS

  Employment Agreements

  In connection with the business combination of Pacific Enterprises and Enova Corporation, Sempra Energy entered into employment agreements with Richard D. Farman, Stephen L. Baum, Donald E. Felsinger and Warren I. Mitchell. Prior to the completion of the business combination, Mr. Farman was the Chief Executive Officer and President and Mr. Mitchell was an Executive Vice President of Pacific Enterprises, and Mr. Baum was the Chairman and Chief Executive Officer and Mr. Felsinger was an Executive Vice President of Enova Corporation.

  Each agreement provides for an initial employment term of five years (subject to earlier mandatory retirement at age 65) which commenced on the June 26, 1998 completion of the business combination of Pacific Enterprises and Enova Corporation. The term of each agreement is automatically extended by one year on June 26, 2002 and on each June 26 thereafter unless the executive or Sempra Energy elects not to extend the term.

  Mr. Farman's employment agreement provides that he will serve as the Chairman of the Board and Chief Executive Officer of Sempra Energy and as a member of its Office of the Chairman until June 26, 2000, the second anniversary of the business combination. Thereafter, until September 1, 2000, he will serve as the Chairman of the Board. For these services he will receive an annual base salary of not less than $760,000 and be entitled to participate in (i) annual incentive compensation plans providing him with annual bonus opportunities of not less than 60% of his annual base salary at target performance and 120% of his annual base salary at maximum performance, (ii) long term compensation plans and (iii) all retirement and welfare benefit plans applicable generally to employees or senior executives of Sempra Energy.

  Mr. Baum's employment agreement provides that he will serve as the Vice Chairman of the Board, President and Chief Operating Officer of Sempra Energy and as a member of its Office of the Chairman until June 26, 2000, the second anniversary of the business combination; as the Vice-Chairman of the Board, Chief Executive Officer and President from June 26, 2000 until September 1, 2000; and thereafter as the Chairman, Chief Executive Officer and President. For these services, Mr. Baum will receive an annual base salary of not less than $645,000 until June 26, 2000 (the period during which he serves as the President and Chief Operating Officer) and thereafter (during the period in which he will serve as the Chief Executive Officer and President) will receive an annual base salary of no less than that of his predecessor as Chief Executive Officer. He also will be entitled to participate in (i) annual incentive compensation plans and long term compensation plans and awards providing him with the opportunity to earn on a year-by-year basis, short term and long term compensation at least equal (in terms of target, maximum and minimum awards, expressed as a percentage of annual base salary) to the greater of his opportunities in effect at Enova Corporation prior to the completion of the business combination and the awards granted to the Chief Executive Officer during the period in which he serves as the President and Chief Operating Officer and (ii) all retirement and welfare benefit plans applicable to employees or senior executives of Sempra Energy.

  Mr. Mitchell's employment agreement provides that he will serve as President and the principal executive officer of the businesses of Sempra Energy and its subsidiaries that are economically regulated by the California Public Utilities Commission. Mr. Felsinger's employment agreement provides that he will serve as the President and principal executive officer of the businesses of Sempra Energy and its subsidiaries that are not so regulated. As compensation for these services, Messrs. Mitchell and Felsinger will each receive an annual base salary of not less than $440,000 and be entitled to participate in (i) annual incentive compensation plans and long term compensation plans and awards providing them with an annual bonus opportunity at least equal (in terms of target, maximum and minimum awards expressed as a percentage of annual base salary) to their opportunities in effect at Pacific Enterprises and Enova Corporation, respectively, prior to the completion of the business combination and (ii) in all retirement and welfare benefit plans applicable generally to employees or senior executive officers of Sempra Energy.

  The employment agreement of each of the four executives also provides that if Sempra Energy terminates the executive's employment (other than for cause, death or disability) or the executive terminates his employment for good reason, the executive will be entitled to receive an amount equal to (i) the sum of his annual base salary and annual incentive compensation (equal to the greater of his target bonus for the year of termination or the average of the three years' highest gross bonus awards in the five years preceding termination) multiplied by two (or, in the case of Messrs. Baum and Felsinger, the number of years remaining in the term of his agreement but in no event less than two) provided that in the event of termination following a change in control such multiplier will be three; (ii) a pro rata portion of the target amount payable under any annual incentive compensation awards for the year or, if greater, the average of the three years' highest gross bonus awards paid to the executive in the five years preceding the year of termination; and (iii) certain additional retirement benefits. In the case of Messrs. Farman and Mitchell, the additional retirement benefit is the present value of the benefits to which he would be entitled under Sempra Energy's defined benefit pension and retirement plans if he continued working for an additional two years and had increased his age by two years as of termination (in each case three years in the event of a termination following a change of control), but not beyond mandatory retirement age of 65. In the case of Messrs. Baum and Felsinger, the additional retirement benefit is the present value of the benefits attributable to additional years of age and service credit (but in no event less than two years) for purposes of the calculation of retirement benefits under the Enova Corporation Supplemental Executive Retirement Plan as if he had remained employed for the remainder of the term of his agreement. Each agreement also provides for immediate vesting and exercisability of all equity-based long term incentive compensation awards; pro rata payment of cash-based long term incentive awards at target performance; continued participation in welfare benefit plans for three years; payment of compensation previously deferred; and financial planning and outplacement services. The agreements also provide for a gross-up payment to offset the effects of any excise taxes imposed on the executive under Section 4999 of the Internal Revenue code.

  Good reason is defined in the employment agreements to include an adverse change in the executive's title, authority, duties, responsibilities or reporting lines; a reduction in the executive's base salary or aggregate annualized compensation and benefit opportunities; the relocation of the executive's principal place of employment; and a substantial increase in business travel obligations. A change in control is defined in the same manner as in the Non-Employee Directors' Stock Plan and the definition is summarized in this Proxy Statement under the caption "Proposal 2: Approval of 1998 Non-Employee Directors' Stock Plan--General Provisions."

  Severance Agreements

  Sempra Energy has entered into severance agreements with each of its executive officers, other than Messrs. Farman, Baum, Felsinger and Mitchell for whom severance arrangements are contained in their respective employment agreements summarized above. The severance agreements provide for the payment of benefits in the event Sempra Energy terminates the executive's employment (other than for cause, death or disability) or the executive terminates his or her employment for good reason.

  The benefits payable under the severance agreements include (i) a lump sum cash payment equal to the executive's annual base salary and average annual bonus for the two years prior to termination which, in certain cases depending upon the officer's position is multiplied by as much as two; (ii) continuation of health benefits for a period of two years; and (iii) financial planning and outplacement services. In addition, if the termination occurs within two years after a change in control of Sempra Energy, (i) the lump sum cash payment multiple is increased to as much as three; (ii) all equity-based incentive awards immediately vest and become exercisable or payable and all restrictions on such awards immediately lapse; (iii) all deferred compensation is paid out in a lump sum; (iv) a lump sum cash payment is made equal to the present value of the executive's benefits under the Supplemental Executive Retirement Plan calculated as if the executive had attained age 62 (or, if the executive is older than 62, based on the executive's actual age) and applying certain early retirement factors; and (v) continued life, disability, accident and health insurance for three years. The agreements also provide for a gross up payment to offset the effects of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code.

  Good reason is defined in the severance agreements to include the assignment to the executive of duties materially inconsistent with those appropriate for an executive of the Company, a material reduction in the executive's overall standing and responsibilities within the Company and a material reduction in the executive's annualized compensation and benefit opportunities other than across-the-board reductions affecting all similarly situated executives of comparable rank. In addition, following a change in control of the Company, good reason also includes an adverse change in the executive's title, authority, duties, responsibilities or reporting lines, a 10% or greater reduction in the executive's annualized compensation and benefit opportunities, relocation of the executive's principal place of employment by more than 30 miles or a substantial increase in business travel obligations. A change in control is defined in the same manner as in the Non-Employee Directors' Stock Plan and the definition is summarized in this Proxy Statement under the caption "Proposal 2: Approval of 1998 Non-Employee Directors' Stock Plan--General Provisions."

                         COMPARATIVE STOCK PERFORMANCE

  Sempra Energy was formed in connection with a business combination of Pacific Enterprises and Enova Corporation that was completed on June 26, 1998. In the combination, the common shares of the combining companies were converted into shares of Sempra Energy which began trading on June 29, 1998.

  The following graph compares the percentage change in the cumulative total shareholder return on Sempra Energy Common Stock during 1998 with the performance over the same period of the Standard & Poor's 500 Composite Stock Price Index and an Energy Company Peer Group Index comprised of energy and energy-related companies selected by Sempra Energy. These returns were calculated assuming an initial investment of $100 in Sempra Energy Common Stock, the S&P 500 and the Energy Company Peer Group on June 29, 1998 (the date on which Sempra Energy Common Stock became publicly traded) and the reinvestment of all dividends.


                        [PERFORMANCE CHART APPEARS HERE]

                                  TOTAL RETURN

Measurement Period                SEMPRA         S&P 500       PEER
(Fiscal Year Covered)             ENERGY         INDEX         GROUP
------------------------          ------         -------       -----
Measurement Pt- 06/29/98          $100           $100          $100
FYE 07/31/98                      $ 88           $ 99          $ 95
FYE 08/31/98                      $ 89           $ 84          $ 97
FYE 09/30/98                      $ 93           $ 90          $104
FYE 10/31/98                      $ 92           $ 97          $101
FYE 11/30/98                      $ 88           $103          $102
FYE 12/31/98                      $ 92           $109          $104

  The companies comprising the Energy Company Peer Group are Cinergy Corp., CMS Energy Corporation, Columbia Energy Group, Consolidated Natural Gas Company, Dominion Resources, Inc., Duke Energy Corporation, Edison International, Enron Corp., FPL Group, Inc., KN Energy, Inc., MCN Energy Group, Inc., Nicor, Inc., Nipsco Industries, Inc., PacifiCorp, PG&E Corporation, Reliant Energy, Inc., The Southern Company, Texas Utilities Company, and Western Resources, Inc. Cumulative total returns for companies comprising the Energy Company Peer Group Index have been weighted according to the companies' market capitalizations at the beginning of the comparison period.

                              GENERAL INFORMATION

OTHER MATTERS TO COME BEFORE THE MEETING

  A shareholder has advised the Company that he intends at the Annual Meeting "to ask management to report as a 500-word presentation on steps Sempra Energy is taking to make its corporate governance more competitive . . . ." The
Company's Chairman and Chief Executive Officer intends to address corporate governance matters in his remarks at the meeting. It is unclear, however, if the shareholder intends to bring a proposal for shareholder action at the meeting or the specific actions that would be the subject of any such proposal. The holders of the proxies are authorized to vote the shares represented by the proxies in accordance with their best judgment on any shareholder proposal or any other business that may come before the meeting and on matters incident to the conduct of the meeting.

SHAREHOLDER PROPOSALS FOR THE 2000 PROXY STATEMENT

  Any shareholder satisfying Securities and Exchange Commission requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2000 Annual Meeting of Shareholders should submit the proposal in writing to the Corporate Secretary, Sempra Energy, 101 Ash Street, San Diego, California 92101-3017. The Company must receive the proposal by November 19, 1999 in order to consider it for inclusion in the Proxy Statement for the meeting.

DIRECTOR NOMINEES OR OTHER BUSINESS FOR PRESENTATION AT ANNUAL MEETINGS

  Shareholders who wish to present director nominations or other business at an Annual Meeting are required to notify the Corporate Secretary of their intention to do so at least 60 days, but not more than 120 days, before the date corresponding to the date of the last Annual Meeting and the notice must provide information as required in the By-laws. A copy of these By-law requirements will be provided upon request in writing to the Corporate Secretary, Sempra Energy, 101 Ash Street, San Diego, California 92101-3017. The deadline for notification of these matters for the 1999 Annual Meeting has passed and the period for notification for the 2000 Annual Meeting will begin on January 5 and end on March 5, 2000. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement that is described above or to questions a shareholder may wish to ask at the meeting.

INDEPENDENT AUDITORS

  Representatives of Deloitte & Touche LLP, independent auditors for Sempra Energy, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

SHARE OWNERSHIP REPORTING COMPLIANCE

  Sempra Energy's directors and executive officers are required to file with the Securities and Exchange Commission reports regarding their ownership of Sempra Energy Common Stock. Based solely on a review of copies of the reports that have been furnished to it and written representations from directors and officers that no other reports were required, the Company believes that all filing requirements were met during 1998.

OTHER INFORMATION

  Sempra Energy's consolidated financial statements are included in the Annual Report to Shareholders that is being mailed to shareholders together with this Proxy Statement. Other information regarding the Company is included in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and the New York and Pacific Stock Exchanges.

A copy of the 1998 Form 10-K (excluding exhibits) will be furnished, without charge, to any shareholder who requests the report by writing to the Corporate Secretary, Sempra Energy, 101 Ash Street, San Diego, California 92101-3017. The Form 10-K, as well as other reports filed by the Company with the SEC and other information regarding the company is also available at Sempra Energy's home page on the internet's World Wide Web at http://sempra.com.

SOLICITATION OF PROXIES

  The cost of soliciting proxies will be paid by Sempra Energy. The company has retained D. F. King & Co., Inc. to solicit proxies by mail, in person or by telephone at an estimated cost of $12,500 plus reimbursement of reasonable out-of-pocket expenses. In addition, employees of Sempra Energy may likewise solicit proxies on behalf of the Company.

                               ----------------

  This Notice of Annual Meeting and Proxy Statement are sent by order of the Sempra Energy Board of Directors.

                                          Thomas C. Sanger
                                          Corporate Secretary

Dated March 12, 1999

                                                                   APPENDIX
                                                                      TO
                                                               PROXY STATEMENT

                                 SEMPRA ENERGY

                         1998 LONG TERM INCENTIVE PLAN

  1. Purpose. The purposes of the Sempra Energy 1998 Long Term Incentive Plan (the "Plan") are to attract, retain and motivate officers and other key employees of SEMPRA ENERGY, a California corporation (the "Company"), and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of stock of the Company.

  2. Definitions. For purposes of the Plan, the following terms shall be defined as follows:

    "Administrator" means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d).

    "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule l2b-2 promulgated under the Exchange Act.

    "Award" means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Share Awards, Stock Awards, Section 162(m) Awards, dividend equivalents or other awards determined by the Committee.

    "Award Agreement" means a written agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Committee may, in its discretion, require that an Award Agreement be executed by the Participant to whom the relevant Award is made.

    "Beneficial Owner" has the meaning set forth in Rule 13d-3 under the Exchange Act.

    "Board" means the Board of Directors of the Company.

    A "Change in Control" of the Company shall be deemed to have occurred when:

      (i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

      (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

      (iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

      (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

    "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

    "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan.

    "Common Stock" means the common stock, with no par value, of the Company.

    "Eligible Individuals" means the individuals described in Section 6 who are eligible to receive Awards under the Plan.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

    "Fair Market Value" means, in the event that the Common Stock is traded on a recognized securities exchange, the closing price of the Common Stock on the date set for valuation, or in the event that the Common Stock is quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues system, an amount equal to the average of the high and low prices of the Common Stock on such quotations system on the date set for valuation or, if no sales of Common Stock were made on said exchange or so quoted such system on that date, the average of the high and low prices of the Common Stock on the next preceding day on which sales were made on such exchange or quotations system; or, if the Common Stock is not so traded or quoted, that value determined, in its sole discretion, by the Committee.

    "Incentive Stock Option" means a Stock Option which is an "incentive stock option" within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

    "Nonqualified Stock Option" means a Stock Option which is not an Incentive Stock Option.

    "Parent" means any corporation which is a "parent corporation" within the meaning of Section 424(e) of the Code with respect to the relevant entity.

    "Participant" means an Eligible Individual to whom an Award has been granted under the Plan.

    "Performance Period" means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a Section 162(m) Award.

    "Performance Share Award" means a conditional Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 12 hereof.

    "Person" means any person, entity or "group" within the meaning of
  Section 13(d)(3) or Section14(d)(2) of the Exchange Act, except that such term shall not include (i) the Company or any of its

  Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13dl(b) under the Exchange Act.

    "Restricted Stock Award" means an Award of restricted shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

    "Restricted Stock Units" means an Award of restricted share units as described in Section 11 hereof.

    "Section 162(m) Participant" means, for a given fiscal year of the Company, any Participant who is a "covered employee" within the meaning of the regulations promulgated under Section 162(m) of the Code.

    "Stock Appreciation Right" means an Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

    "Stock Award" means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 13 hereof.

    "Stock Option" means an option to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

    "Subsidiary" means (i) any majority-owned subsidiary of the Company and
  (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

    "Substitute Award" means an Award granted upon assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with a cancellation and repricing of a Stock Option.

  3. Administration of the Plan.

    (a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

      (i) to select Participants from among the Eligible Individuals;

      (ii) to grant Awards in accordance with the terms of the Plan;

      (iii) to determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

      (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant's termination of employment with the Company or, subject to Section 19 hereof, of a Change in Control on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant;

      (v) to accelerate the vesting or payment of any Award, the lapse of restrictions on any Award or the date on which any Stock Option or Stock Appreciation Right becomes exercisable;

      (vi) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards;

      (vii) to construe and interpret any Award Agreement delivered under the Plan;

      (viii) subject to Section 20, to prescribe, amend and rescind administrative rules and procedures relating to the Plan;

      (ix) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements, including those of foreign jurisdictions;

      (x) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan; and

      (xi) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

    (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the terms of the Plan and any Award Agreement entered into hereunder.

    (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any Award Agreement shall be final, binding and conclusive for all purposes and upon all persons interested herein.

    (d) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to grant Awards to Eligible Individuals (A) who are subject on the date of the grant to the reporting rules under
  Section 16(a) of the Exchange Act, (B) who are Section 162(m) Participants or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) under Sections 3(b) and 20 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

    (e) Liability of Committee. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

  4. Duration of Plan. The Plan shall remain in effect until it is terminated by the Board of Directors (upon which Board action no further awards may be granted hereunder) and thereafter until all Awards previously granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreements entered into in connection with the grant thereof. Notwithstanding the foregoing, the Plan shall automatically terminate unless it is ratified by the Company's shareholders every ten years following the Effective Date (as defined in Section 21 (j)).

  5. Shares of Stock Subject to the Plan. Subject to adjustment as provided in
Section 15(b) hereof, the number of shares of Common Stock that may be granted under the Plan pursuant to Awards during each full calendar year that the Plan is in effect shall not exceed, in the aggregate, 1.5 % of the outstanding shares of

Common Stock as of the first day of the calendar year (the "Section 5 Limit"). Notwithstanding the foregoing, the number of shares of Common Stock available for grant under the Plan during the 1998 calendar year shall be 3.4 million shares. Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

    (a) the number of Shares subject to outstanding Awards shall be charged against the Section 5 Limit; and

    (b) the Section 5 Limit shall be increased by:

      (i) the number of shares subject to an Award (or portion thereof) which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares;

      (ii) the number of shares tendered to pay the exercise price of a Stock Option or other Award;

      (iii) the number of shares withheld from any Award to satisfy a Participant's tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award; and

      (iv) the number of shares that were not made subject to Awards during the previous year.

    In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit set forth in the first sentence of this Section 5.

  6. Eligible Individuals.

    (a) Eligibility Criteria. Awards may be granted by the Committee to individuals ("Eligible Individuals") who are officers or other key employees of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries and have a significant effect on the Company's growth and profitability. Members of the Committee shall not be eligible to receive Awards under the Plan. An individual's status as an Administrator will not affect his or her eligibility to participate in the Plan.

    (b) Maximum Number of Shares Per Eligible Individual. In accordance with the requirements imposed under Section 162(m) of the Code, no Eligible Individual shall receive grants of Awards with respect to an aggregate of more than 1,000,000 shares of Common Stock in respect of any fiscal year of the Company.

  7. Awards Generally. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards,
Section 162(m) Awards or other awards determined by the Committee. The terms and provisions of an Award shall be set forth in a written Award Agreement that is approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Option or Stock Appreciation Right first becomes exercisable. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Committee.

  8. Stock Options.

    (a) Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Common Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Stock Option and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(d) below, the number of shares of Common Stock in respect of which the Stock Option shall have been exercised. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options; provided, however, that in no event shall the number of shares of Common Stock that may be granted under the Plan pursuant to Incentive Stock Options exceed, in the aggregate, 1,000,000 shares.

    (b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement, provided, that the exercise price per share of a Stock Option shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of grant, provided that the excess of:

      (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

      (ii) the aggregate exercise price thereof;

  does not exceed the excess of:

      (iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

      (iv) the aggregate exercise price of such shares.

    (c) Option Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; provided, however, that a Stock Option that is an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted.

    (d) Method of Exercise. Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof and, if the applicable Award Agreement so provides, in whole or in part through the withholding of shares subject to the Stock Option with a Fair Market Value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a "cashless exercise" procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

    (e) Deferral. In accordance with rules and procedures established by the Committee, the Committee may permit a Participant at or after the time of grant to defer receipt of the Common Stock underlying a Stock Option to one or more dates elected by the Participant, subsequent to the date on which such Stock Option is exercised. Shares that are deferred in accordance with the preceding sentence shall be noted in a bookkeeping account maintained by the Company for this purpose and may periodically be credited with dividends, dividend equivalents, notional interest or earnings in accordance with procedures established by the Committee in its discretion from time to time. Deferred amounts shall be paid in cash, Common Stock or other property, as determined by the Committee at or after the time of deferral, on the date or dates elected by the Participant.

  9. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection with the Award thereof and specified in the applicable Award Agreement. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Common Stock on the date of exercise over the Stock Appreciation Right exercise price specified in the applicable Award Agreement. At the discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in shares of Common Stock, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercised.

  10. Restricted Stock Awards. Restricted Stock Awards shall consist of one or more shares of Common Stock granted to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Common Stock subject to a Restricted Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability. Except as otherwise provided by the Committee in its sole discretion, a Participant shall have all of the rights of a shareholder of the Company with respect to the shares of Common Stock underlying a Restricted Stock Award, including the right to vote the shares and the right to receive any cash dividends. Stock dividends issued with respect to shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same terms and conditions that apply to the shares with respect to which such dividends are issued. In no event shall the number of shares of Common Stock granted in any calendar year under the Plan in respect of Restricted Stock Awards exceed .5 % of the outstanding shares of Common Stock as of the first day of the calendar year. Notwithstanding the foregoing, the number of shares of Common Stock available for Restricted Stock Awards under the Plan during the 1998 calendar year shall not exceed 1.1 million shares.

  11. Restricted Stock Units. Restricted Stock Unit Awards shall consist of a grant of units, each of which represents the right of the Participant to receive one share of Common Stock, subject to the terms and conditions established by the Committee in connection with the Award and set forth in the applicable Award Agreement. Upon satisfaction of the conditions to vesting and payment specified in the applicable Award Agreement, Restricted Stock Units shall be payable, at the discretion of the Committee, in Common Stock, in cash equal to the Fair Market Value of the shares subject to such Restricted Stock Units, or in a combination of Common Stock and cash.

  12. Performance Share Awards. Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan. Each Award Agreement shall set forth the number of shares of Common Stock to be earned by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the applicable performance period, or at such other time as the Committee shall determine, in shares of Common Stock, in an equivalent amount of cash or in a combination of Common Stock and cash, as the Committee shall determine.

  13. Stock Awards. Stock Awards shall consist of one or more shares of Common Stock granted to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Common Stock subject to a Stock Award may, among other things, be subject to vesting requirements and restrictions on transferability.

  14. Other Awards. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof.

  15. Section 162(m) Awards.

    (a) Terms of Section 162(m) Awards Generally. In addition to any other Awards under the Plan, the Company may make Awards that are intended to qualify as "qualified performance-based compensation" for purposes of
  Section 162(m) of the Code ("Section 162(m) Award"). Section 162(m) Awards may consist of Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Share Awards or Other Awards the vesting, exercisability and/or payment of which is conditioned upon the attainment for the applicable Performance Period of specified performance targets related to designated performance goals for such period selected by the Committee from among the performance goals specified in Section 15(b) below. Section 162(m) Awards will be made in accordance with the procedures specified in applicable Treasury regulations for compensation intended to be "qualified performance-based compensation. "

    (b) Performance Goals. For purposes of this Section 15, performance goals shall be limited to one or more of the following: (i) net revenue; (ii) net earnings; (iii) operating earnings or income; (iv) absolute and/or relative return on equity or assets; (v) earnings per share; (vi) cash flow; (vii) pretax profits; (viii) earnings growth; (ix) revenue growth; (x) book value per share; (xi) stock price; (xii) economic value added; (xiii) total shareholder return; (xiv) operating goals (including, but not limited to, safety, reliability, maintenance expenses, capital expenses, customer satisfaction and employee satisfaction); and (xv) performance relative to peer companies, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

    (c) Other Performance-Based Compensation. The Committee's decision to make, or not to make, Section 162(m) Awards within the meaning of this
  Section 15 shall not in any way prejudice the qualification of any other Awards as performance-based compensation under Section 162(m). In particular, Awards of Stock Options may, pursuant to applicable regulations promulgated under Section 162(m), be qualified as performance-based compensation for Section 162(m) purposes without regard to this Section 15.

  16. Dividend Equivalents. The Committee may provide that Awards under the Plan earn dividend equivalents. Such dividend equivalents may be paid currently or may be deferred and deemed reinvested in Common Stock in the same manner as dividends reinvested pursuant to the terms of the Sempra Dividend Reinvestment Plan. Any deferral of dividend equivalents shall be subject to such restrictions and conditions as the Committee may determine in its discretion, including, but not limited to, performance-based vesting requirements.

  17. Non-transferability. No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" ("QDRO") as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members; provided further, however, that the restrictions set forth in this sentence shall not apply to the shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable

Award Agreement have lapsed. During the lifetime of a Participant, a Stock Option or Stock Appreciation Right shall be exercisable only by, and payments in settlement of Awards shall be payable only to, the Participant or, if applicable, the "alternate payee" under a QDRO or the family member or trust to whom such Stock Option, Stock Appreciation Right or other Award has been transferred in accordance with the previous sentence.

  18. Recapitalization or Reorganization.

    (a) Authority of the Company and Shareholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares affecting the Common Stock, the Committee shall make (i) such proportionate adjustments it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise prices in respect thereof and/or (ii) such other equitable adjustments as it deems appropriate in the interests of the holders of Awards. The Committee's determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

  19. Change in Control. In the event of a Change in Control (i) all Stock Options or Stock Appreciation Rights then outstanding shall automatically become fully vested and exercisable as of the date of the Change in Control,
(ii) all restrictions and conditions of all Restricted Stock Awards then outstanding shall lapse as of the date of the Change in Control, and (iii) all Performance Share Awards shall be deemed to have been earned out in a manner set forth in the applicable Award Agreement. In addition to the foregoing, in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the "Surviving Entity") or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Stock Option granted under the Plan and not exercised (a "Predecessor Option") will be converted into an option (a "Replacement Option") to acquire common stock of the Surviving Entity or its Parent, which Replacement Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices. Notwithstanding the foregoing, in the event of a Change in Control, the Committee expressly reserves the discretion to cancel all outstanding Stock Options, effective as of the date of the Change in Control, in exchange for a cash payment to be made to each of the Participants within five business days following the Change in Control in an amount equal to the excess of the fair market value of the Company's Common Stock on the date of the Change in Control over the exercise price of each such Stock Option, multiplied by the number of shares that are subject to such option. Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for "pooling of interests" accounting treatment and, but for one or more of the provisions of this Plan or any Award Agreement would so qualify, then this Plan and any Award Agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any Award Agreement would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire Award Agreement), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the Company's consummation of such transaction.

  20. Amendment of the Plan. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided further, that the Board or Committee may not, without shareholder approval, increase the Section 5 Limit except as provided in Section 18(b) above. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Award shall previously have been granted, adversely affect his or her rights under such Awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

  21. Miscellaneous.

    (a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any grant under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the grant that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

    (b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

    (c) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to grants hereunder.

    (d) Other Employee Benefit Plans. Amounts received by a Participant with respect to any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.

    (e) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the

  Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

    (f) Compliance with Rule 16b-3.

      (i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successor under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

      (ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

    (g) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

    (h) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

    (i) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles.

    (j) Effective Date. The Plan shall be effective as of the Effective Time of the business combination of Pacific Enterprises and Enova Corporation, pursuant to which such corporations will become subsidiaries of the Company (the "Effective Date"), subject to the approval by the Company's shareholders of the Plan at or prior to the first annual meeting of the Company's shareholders after the Effective Date. If shareholder approval is not obtained at or prior to the first annual meeting of the shareholders of the Company, the Plan and any Awards granted thereunder shall terminate ab initio and be of no further force and effect.

                     DIRECTIONS TO THE DEL MAR FAIRGROUNDS
                 (Solana Gate Entrance, Mission Tower Building)

                               [Map Appears Here]

FROM THE NORTH--DRIVING SOUTH ON INTERSTATE 5
Take I-5 South to Via de la Valle exit. Turn West (right) into Via de la Valle. Pass the electronic sign and Jimmy Durante Blvd. Take the next left onto the Solana Gate entrance. Once inside, follow the "Sempra Energy" signs to the Mission Tower Building. Parking is adjacent to the building.

FROM THE EAST (ESCONDIDO)--DRIVING WEST ON HWY. 78
Take Hwy. 78 West to I-5 South. Take I-5 South to Via de la Valle exit. Turn West (right onto Via de la Valle. Pass the electronic sign and Jimmy Durante Blvd. Take the next left into the Solana Gate entrance. Once inside, follow the "Sempra Energy" signs to the Mission Tower Building. Parking is adjacent to the building.

FROM THE EAST--DRIVING WEST ON INTERSTATE 8
Take I-8 West to I-5 North. Take I-5 North to Via de la Valle exit. Turn West
(left) onto Via de la Valle. Pass the electronic sign and Jimmy Durante Blvd. Take the next left into the Solana Gate entrance. Once inside, follow the "Sempra Energy" signs to the Mission Tower Building. Parking is adjacent to the building.

FROM THE SOUTH--DRIVING NORTH ON INTERSTATE 5
Take I-5 North to Via de la Valle exit. Turn West (left) onto Via de la Valle. Pass the electronic sign and Jimmy Durante Blvd. Take the next left into the Solana Gate entrance. Once inside, follow the "Sempra Energy" signs to the Mission Tower Building. Parking is adjacent to the building.

                            [LOGO OF SEMPRA ENERGY]



                                101 Ash Street

                           San Diego, CA 92101-3017

                                www.sempra.com

                                     PROXY
P
R              Solicited on Behalf of the Board of Directors of
O
X                                SEMPRA ENERGY
Y
               101 Ash Street, San Diego, California  92101-3017

                 Annual Meeting of Shareholders - May 4, 1999

STEPHEN L. BAUM, RICHARD D. FARMAN and THOMAS C. SANGER, jointly or individually and with full power of substitution, are authorized to represent and vote the shares of the undersigned at the 1999 Annual Meeting of Shareholders of Sempra Energy, and at any adjournment or postponement thereof, as indicated on reverse side.

This card also provides voting instructions for shares held in the Sempra Energy Direct Stock Purchase Plan and Employee Savings Plans of Sempra Energy and its subsidiaries as described under "Voting Information" in the accompanying Proxy Statement.

                                 (Continued and to be signed on other side)


                                                             [SEE REVERSE SIDE]

                          -- FOLD AND DETACH HERE --

                     DIRECTIONS TO THE DEL MAR FAIRGROUNDS
                (Solana Gate Entrance, Mission Tower Building)


From the North--Driving South on Interstate 5
Take I-5 South to Via de la Valle exit. Turn West (right) onto Via de la Valle. Pass the electronic sign and Jimmy Durante Blvd. Take the next left into the Solana Gate entrance. Once inside, follow the "Sempra Energy" signs to the Mission Tower Building. Parking is adjacent to the building.

From the East (Escondido)--Driving West on HWY. 78
Take Hwy. 78 West to I-5 South. Take I-5 South to Via de la Valle exit. Turn West (right) onto Via de la Valle. Pass the electronic sign and Jimmy Durante Blvd. Take the next left into the Solana Gate entrance. Once inside, follow the "Sempra Energy" signs to the Mission Tower Building. Parking is adjacent to the building.

From the East--Driving West on Interstate 8
Take I-8 West to I-5 North.  Take I-5 North to Via de la Valle exit.  Turn West
(left) onto Via de la Valle. Pass the electronic sign and Jimmy Durante Blvd. Take the next left into the Solana Gate entrance. Once inside, follow the "Sempra Energy" signs to the Mission Tower Building. Parking is adjacent to the building.

From the South--Driving North on Interstate 5
Take I-5 North to Via de la Valle exit. Turn West (left) onto Via de la Valle. Pass the electronic sign and Jimmy Durante Blvd. Take the next left into the Solana Gate entrance. Once inside, follow the "Sempra Energy" signs to the Mission Tower Building. Parking is adjacent to the building.


                      [MAP TO THE FAIRGROUNDS GOES HERE]

[X]  Please mark your                                                     3278
     votes as in this
     example.

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no election is made, this Proxy will be voted FOR each item.

------------------------------------------------------------------------------------------------------------------------------------
                                     The Board of Directors recommends a vote "For" each item.
------------------------------------------------------------------------------------------------------------------------------------
                         FOR           WITHHELD                                                          FOR    AGAINST  ABSTAIN
    1. Election of       [  ]            [  ]                               2. APPROVAL OF 1998          [  ]     [  ]     [  ]
       Directors                                     NOMINEES:                 NON-EMPLOYEE
                                                                               DIRECTOR'S STOCK
     For, except vote withheld from the             Hyla H. Berisa             PLAN
     following  nominee(s):                          Ann L. Burr
                                                     Richard A. Collato     3. APPROVAL OF EXECUTIVE     [  ]     [  ]     [  ]
    -------------------------------------            Daniel W. Derbes          INCENTIVE PLAN
                                                     Ignacio E. Lozano, Jr.
-------------------------------------------------------------------------
                                                                            4. APPROVAL OF 1998 LONG     [  ]     [  ]     [  ]
                                                                               TERM INCENTIVE PLAN
                                                                               ----------------------------------------------------

                                                                             Please check here if you are planning to
                                                                             attend the Annual Meeting in person.          [  ]

                                                                             Please check here if you want confidential
                                                                             voting.                                       [  ]


                                                                             Please check here if you receive more than
                                                                             one Annual Report and do not wish to receive
                                                                             the extra copy(ies).  This will not affect
                                                                             the distribution of dividends or proxy
                                                                             statements.                                   [  ]



SIGNATURE (S)                              DATE
             -----------------------------      ----------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             FOLD AND DETACH HERE

                           [LOGO FOR SEMPRA ENERGY]

                      1999 ANNUAL MEETING OF SHAREHOLDERS

                      -----------------------------------
                               ADMISSION TICKET
                      -----------------------------------
                        Tuesday, May 4, 1999. 10:00 A.M.
                     -----------------------------------
                        ADMIT ONE SHAREHOLDER AND GUEST
                     -----------------------------------

                              Del Mar Fairgrounds
          Solana Gate Entrance . Mission Tower Building . Del Mar, CA

                   (See map on reverse side for directions)

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT:
        Even if you plan to attend the Annual Meeting in person, please complete, date and sign your proxy card and
           promptly return it in the enclosed postage-paid envelope.
--------------------------------------------------------------------------------
Doors will be open at 9:00 a.m. Cameras, tape recorders and similar devices will not be allowed in the meeting room.